The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT

SUBJECT TO COMPLETION, DATED MARCH 25, 2013

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-183327

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 6, 2012)

SAMSON OIL & GAS LIMITED

Up to 698,549,682 Ordinary Shares

Up to 34,927,484 American Depositary Shares representing Ordinary Shares

Up to 279,419,873 Warrants to purchase Ordinary Shares

Up to 279,419,873 Ordinary Shares issuable upon the exercise of Warrants

Up to 13,970,994 American Depositary Shares representing Ordinary Shares issuable upon the exercise of Warrants

We are granting, at no charge, nontransferable pro rata subscription rights to the holders of our ordinary shares and holders of our American Depositary Shares, or ADSs, to purchase ordinary shares or ADSs and warrants. Every three ordinary shares owned of record at 5:00p.m. in Perth on April 8, 2013 entitles its holder to purchase one ordinary share, and 0.4 warrants will be included at no charge with each ordinary share purchased. Each warrant will entitle its holder to purchase one ordinary share (so that 20 warrants will be required to purchase one ADS) at a cash exercise price of A$0.038, per ordinary share, subject to adjustment, which is $0.79 exercise price for each ADS based on the exchange rate for March 22, 2013 as published by the Australian Reserve Bank. The offering price per ordinary share and warrant is A$0.025, which is $0.026 based on the exchange rate for March 22, 2013 as published by the Australian Reserve Bank. The warrants are exercisable upon issuance and will expire at 5:00 p.m. Perth time on March 31, 2017.

For ADS holders, since each ADS represents 20 ordinary shares deposited with The Bank of New York Mellon, the depositary, each three ADSs owned of record at 5:00p.m. in New York City on April 8, 2013, entitles its holder to purchase one additional ADS for the U.S. dollar equivalent of A$0.50, which is $0.52 based on the exchange rate for March 22, 2013, and eight warrants for ordinary shares will be included at no charge with each ADS purchased. The actual ADS purchase price will be established based on the exchange rate on or about May 6, 2013.

Each ordinary share holder or ADS holder who elects to participate in this rights offering may also apply to oversubscribe for any ADSs or warrants that are not subscribed for by the other ordinary shareholders or ADS holders in this rights offering, subject to rounding and other adjustments. However, the board of directors reserves the right to authorize the issuance of oversubscription ordinary shares, ADSs and warrants at their discretion, and there is no guarantee that holders will receive oversubscription ordinary shares, ADSs or warrants for which they have applied. If holders do not receive all of the oversubscription ordinary shares, ADSs or warrants for which they applied, all oversubscription funds included with subscription forms will be returned to each holder.

The subscription rights will expire at the close of business on April 30, 2013, the expiration date of this rights offering. If you would like to exercise your subscription rights, you must do so before that date and time; however, we may extend the period for exercising the subscription rights, in our sole discretion. Subscription rights that are not exercised by the expiration date of this rights offering will expire and will have no value. Any exercise of subscription rights is irrevocable by the holder. We may, however, elect to terminate this rights offering at any time prior to its consummation.

If you are an ADS holder, you must deposit $0.57 for every ADS that you would like to purchase, also referred to as the deposit amount, which represents 110% of the subscription price of A$0.50 per ADS to account for possible exchange rate fluctuations and the depositary’s issuance fee of $0.01 per ADS. The deposit amount has been translated into U.S. dollars using an exchange rate of $1.04 per Australian dollar (the Reserve Bank of Australia’s published 4:00 p.m. buying rate on March 22, 2013). If the actual U.S. dollar price (which will be the subscription price of A$0.50 per ADS translated into U.S. dollars at the exchange rate in effect on or about May 6, 2013) plus the issuance fee is less than the deposit amount, then the rights agent will refund the excess amount to the subscribing right holders. If the actual U.S. dollar price plus the issuance fee exceeds the deposit amount, the subscribing rights holders will have to pay the deficiency.

There is no minimum subscription amount that must be received in order to close this rights offering. If this rights offering is fully subscribed, we expect to receive approximately $17,912,364 in net proceeds from the rights offer.

Our ADSs are currently traded on the NYSE MKT and our ordinary shares are traded on the Australian Securities Exchange (ASX) under the symbol “SSN” We expect that the ADSs sold in this rights offering, including those that may be issued upon exercise of the warrants, will be traded on the NYSE MKT, and the ordinary shares will be traded on the ASX. There can be no assurance, however, that the NYSE MKT will grant our application to list the additional ADSs sold in this rights offering or those issuable upon exercise of the warrants. The ordinary shares and warrants will be quoted on the ASX. The closing price of our ADSs on March 22, 2013 was $0.55 and the closing price of our ordinary shares was A$0.025.

Exercising your subscription rights and investing in our ordinary shares or the ADSs and our warrants involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is , 2013

Appendices

Appendix A: ADS Subscription and Oversubscription Form	A-1
Appendix B: Ordinary Shares Subscription Form	B-1
Appendix C: Ordinary Shares Shortfall Application Form	C-1

ABOUT THIS PROSPECTUS

We are providing information to you about this rights offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this rights offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into that prospectus. The second part is the accompanying prospectus, which provides more general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

Some of the information in the base prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

You should rely on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any information that is different. If you receive any information that is different, you should not rely on it.

You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates, or that the information contained in any document incorporated by reference in this prospectus is accurate as of any date other than the date on which that document was filed with the Securities and Exchange Commission, or SEC.

We will also file an Australian prospectus and a copy of this prospectus supplement with the ASX.

As used in this prospectus supplement, “Samson,” “we,” “our,” “Company” and “us” refer to Samson Oil & Gas Limited and its subsidiaries, unless stated otherwise or the context requires otherwise.

Currency and Exchange Rate

References in this prospectus supplement to “$” are to United States dollars. Australian dollars are indicated “A$”.

The rate of exchange on March 22, 2013 as reported by the Reserve Bank of Australia for the conversion of Australian dollars into United States dollars was A$1.00 equals $1.04 and the conversion of United States dollars into Australian dollars was $1.00 equals A$0.95.

Notice to Non-U.S. Investors in Other Jurisdictions

The distribution of this prospectus supplement, and the exercise of the rights granted to ADS holders, may be restricted by law in certain jurisdictions. Any failure to comply with applicable restrictions may constitute a violation of the securities laws of such jurisdictions. In particular, due to restrictions under the securities laws of certain countries, ADS holders resident in such countries may not exercise the rights offered hereby. Non-U.S. ADS holders who wish to exercise any of the rights must inform themselves about and observe any such restrictions. This prospectus supplement does not constitute an offer of our ADSs or warrants, or an invitation to exercise any of the rights, in any jurisdiction in which such offer or invitation would be unlawful. We do not accept any responsibility for violations of local restrictions by any person, whether or not a prospective participant in the rights offering.

Notice to shareholders with registered addresses in Australia or New Zealand

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. It will be lodged with the Australian Securities Exchange for information purposes only.

A separate prospectus (“Australian Prospectus”) will be issued in Australia for the rights offering being conducted by the Company to ordinary shareholders in Australia and New Zealand. Shareholders with a registered address in either Australia or New Zealand will receive a copy of the Australian Prospectus and should apply for shares and warrants under the offering using the application forms attached to the Australian Prospectus.

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FORWARD-LOOKING STATEMENTS

Written forward–looking statements may appear in documents filed with the Securities and Exchange Commission (“SEC”), including this prospectus supplement, documents incorporated by reference, reports to shareholders and other communications.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward–looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Samson relies on this safe harbor in making forward–looking statements.

Forward–looking statements appear in a number of places in this prospectus supplement and include but are not limited to management’s comments regarding business strategy, exploration and development drilling prospects and activities at our oil and gas properties, oil and gas pipeline availability and capacity, natural gas and oil reserves and production, meeting our capital raising targets and following any use of proceeds plans, our ability to and methods by which we may raise additional capital, production and future operating results.

In this quarterly report, the use of words such as “anticipate,” “continue,” “estimate,” “expect,” “likely,” “may,” “will,” “project,” “should,” “believe” and similar expressions are intended to identify uncertainties. While we believe that the expectations reflected in those forward–looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Our actual results could differ materially from those anticipated in these forward–looking statements. The differences between actual results and those predicted by the forward-looking statements could be material. Forward-looking statements are based upon our expectations relating to, among other things:

•	our future financial position, including cash flow, anticipated liquidity and debt levels;

•	the timing, effects and success of our exploration and development activities, and acquisitions and dispositions

•	oil and natural gas prices and demand;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production;

•	timing, amount, and marketability of production;

•	third party operational curtailment, processing plant or pipeline capacity constraints beyond our control;

•	our ability to find, acquire, market, develop and produce new properties;

•	declines in the values of our properties that may result in write-downs;

•	effectiveness of management strategies and decisions;

•	the strength and financial resources of our competitors;

•	our entrance into transactions in commodity derivative instruments;

•	climatic conditions;

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•	the receipt of governmental permits and other approvals relating to our operations;

•	unanticipated recovery or production problems, including cratering, explosions, fires; and

•	uncontrollable flows of oil, gas or well fluids.

Many of these factors are beyond our ability to control or predict. Neither these factors nor those included in the “Risk Factors” section of this prospectus supplement represent a complete list of the factors that may affect us.  We do not undertake to update the forward–looking statements made in this report.

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SUMMARY

The following summary provides an overview of certain information about Samson and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus supplement including “Risk Factors” and the documents we incorporate by reference. You should carefully read this entire prospectus supplement and the documents that we incorporate by reference before making a decision about whether to exercise your subscription rights and invest in our securities.

Samson Oil & Gas Limited

Our principal business is the exploration and development of oil and natural gas properties in the United States, primarily focused on the Rocky Mountain region. Our business strategy is to create a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources in the United States.  Our primary financial goal is to profitably develop our oil properties while maintaining a strong balance sheet, and specifically to focus on the exploration, exploitation and development of our two major oil plays – the Niobrara in Wyoming and the Bakken in North Dakota and Montana. We are in the early stages of these two shale oil exploration efforts: a Niobrara play in Goshen County, Wyoming, our Hawk Springs Project, and a Bakken play in Roosevelt County, Montana–our Roosevelt Project.

Why We Are Conducting this Rights Offer

We are conducting the offering in order to raise additional equity capital, to improve and strengthen our financial position and to increase our financial flexibility. In particular, we plan to use the proceeds from the offering to fund the continued development of our North Stockyard project in Williams County, North Dakota. See “Liquidity, Capital Resources and Capital Expenditures” in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Quarterly Report on Form 10-Q filed on February 11, 2013 as amended on February 12, 2013, for a description of capital needed to cover the drilling costs. In authorizing the offering, our board of directors also considered:

•	current and prospective economic and financial market conditions;
•	our future needs for additional capital, liquidity and financial flexibility;
•	alternatives available for raising equity capital or conducting a offering;
•	historical and current trading prices for our ordinary shares;
•	the size and timing of the offering;
•	the dilution to our current stockholders; and
•	the fact that the offering could potentially increase the public float for our ordinary shares.

Company Information

We are a company limited by shares, incorporated on April 6, 1979 under the laws of Australia. Our registered office is located at Level 36, Exchange Plaza, 2 The Esplanade, Perth, Western Australia 6000 and our telephone number at that office is 618-9220-9830. Our principal office in the United States is located at 1726 Cole Blvd, Suite 210, Lakewood, Colorado 80401 and our telephone number at that office is 303-295-0344. Our website is http://www.samsonoilandgas.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus.

We were initially listed on the Australian Stock Exchange on April 17, 1980 using the name “Samson Exploration NL”. On January 12, 2005, we changed our name to Samson Oil and Gas NL. On February 10, 2006, we changed our name again to Samson Oil & Gas Limited.

On January 7, 2008, we began trading our ADSs on the American Stock Exchange. Our initial registration statement on Form 20-F was declared effective by the SEC on January 4, 2008.

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SUMMARY DESCRIPTION OF THE RIGHTS OFFERING

The following summary highlights selected information from this prospectus supplement and the documents incorporated by reference herein and does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and all of the information incorporated by reference herein.

Issuer	Samson Oil & Gas Limited

Subscription Rights

We are granting, at no charge, nontransferable pro rata subscription rights to the holders of three ordinary shares and holders of our American Depositary Shares, or ADSs, to purchase ordinary shares, ADSs and warrants. Every three ordinary shares owned of record at 5:00p.m. Perth time on April 8, 2013 entitles its holder to purchase one ordinary share, and 0.4 warrants will be included at no charge with each ordinary share purchased. Each warrant will entitle its holder to purchase one ordinary share (so that 20 warrants will be required to purchase one ADS) at a cash exercise price of A$0.038, per ordinary share, subject to adjustment, which is $0.79 exercise price for each ADS based on the exchange rate for March 22, 2013 as published by the Australian Reserve Bank. The offering price per ordinary share and warrant is A$0.025, which is $0.026 based on the exchange rate for March 22, 2013 as published by the Australian Reserve Bank. The warrants are exercisable upon issuance and will expire at 5:00p.m. Perth time on March 31, 2017.

For ADS holders, each ADSs represents 20 ordinary shares deposited with The Bank of New York Mellon, the depositary, each ADS owned of record at 5:00p.m. New York City time on April 8, 2013, entitles its holder to purchase one additional ADS for estimated the U.S. dollar equivalent of A$0.50, which is $0.52 based on the exchange rate for May 6, 2013, and eight warrants for ordinary shares will be included at no charge with each ADS purchased. The actual ADS purchase price will be established based on the exchange rate on May 6, 2013.

A subscriber of the ADSs must deposit $0.01 per ADS requested for purchase upon the exercise of each right. This deposit amount represents 110% of the current estimated subscription price per ADS. The amount over and above the estimated subscription price is to increase the likelihood that the rights agent will have sufficient funds to pay the actual subscription price in light of a possible appreciation of the Australian dollar against the U.S. dollar between the date hereof and the end of the subscription period and to pay the depositary’s issuance fee of US$0.01 per new ADS. If the actual U.S. dollar price plus the issuance fee is less than the deposit amount, the rights agent will refund such excess U.S. dollar subscription price to the subscribing rights holder without interest. If there is a deficiency, the rights agent will not deliver the ADSs to such subscribing rights holder until it has received payment of the deficiency. The rights agent may sell a portion of the new ADSs to cover the deficiency if not paid within 14 days from notice of the deficiency.

Record Date	The close of business on April 8, 2013. Due to time zone differences, the record date will be 5:00p.m. in Perth on April 8, 2013 for ordinary shareholders and 5:00p.m. in New York City on April 8, 2013 for ADS holders.

Expiration Date of the Rights Offer	The close of business on April 30, 2013, unless extended. Due to time zone differences, the expiration date will be 5:00p.m. in Perth for ordinary shareholders, and 5:00p.m. in New York City for ADS holders. We may extend the period for exercising the subscription rights, in our sole discretion. We will announce any extension no later than 11:00 a.m., Denver time, on the business day immediately following the previously scheduled expiration date. See “The Rights Offering—Extensions, Amendments and Termination.” Holders who would like to exercise their subscription rights must do so before such date and time.

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No Minimum Subscription Amount	There is no minimum subscription amount that must be received in order to close this rights offering.

Warrants	0.4 warrants will be included at no charge with each ordinary share purchased. Each warrant will entitle its holder to purchase one ordinary share (so that 20 warrants will be required to purchase one ADS) at a cash exercise price of A$0.038, per ordinary share, subject to adjustment, which is $0.79 exercise price for each ADS based on the exchange rate for March 22, 2013 as published by the Australian Reserve Bank. The offering price per ordinary share and warrant is A$0.025, which is $0.026 based on the exchange rate for March 22, 2013 as published by the Australian Reserve Bank. Warrants will be uncertificated. Warrants will be transferable and application will be made to the ASX for quotation of the warrants. The warrants are exercisable upon issuance and will expire at 5:00p.m. Perth time on March 31, 2017. Upon exercise of the warrants, ADS holders will have to pay an additional ADS issuance fee for each new ADS. ADS holders may only exercise warrants by contacting us directly, see “The Rights Offering—Exercise of Warrants.”

Expiration Date to Exercise Warrants	5:00 p.m., Perth, Australia time, March 31, 2017.

Oversubscription Privilege	Each ADS holder or ordinary shareholder will be entitled to oversubscribe for any ADSs or ordinary shares, as applicable, and warrants that are not subscribed for by the other holders in the rights offering, subject to rounding and other adjustments. Applications for oversubscription securities must be made together with initial subscriptions.

Our board of directors reserves the right to issue oversubscription securities at its discretion, and there is no guarantee that holders will receive oversubscription securities for which they have applied. If holders do not receive all of the oversubscription securities for which they applied, the oversubscription funds included with each subscription form will be returned to the holder. The ADS oversubscription form is included in the ADS Subscription and Oversubscription Form attached as Appendix A. The ordinary shares Oversubscription Form is attached here to as Appendix C: Ordinary Shares Shortfall Application Form.

No Revocation or Change of Exercise	Once a security holder exercises any subscription rights, that exercise may not be revoked or changed by the holder.

Unexercised Subscription Rights	Subscription rights that are not exercised prior to the expiration date of this rights offering will be null and void and will have no value.

Exercise of Subscription Rights	Holders of subscription rights, including beneficial owners who hold their ADSs in “street name”, may exercise all or only part of the holder’s subscription rights.

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For ADS holders, subscriptions and full payment of the ADS deposit amount must be received by the rights agent by 5:00p.m. New York City time on April 30, 2013.

For ordinary shareholders, subscriptions and full payment of the ordinary shares subscription amount must be received by the share registry by 5:00p.m. Perth time on April 30, 2013.

The ADS subscription rights will be credited to the book-entry system of the Depository Trust Company, or DTC, for further credit to the accounts of persons who held ADSs on the record date at DTC. Registered holders will be sent their subscription forms by first class mail as promptly as practicable thereafter. The ADS subscription form is attached to this prospectus supplement as Appendix A.

If you are a beneficial owner of ADSs and wish to participate in the rights offering but are neither a DTC participant nor a registered holder of the rights, you should timely contact the financial intermediary through which you hold ADS rights to arrange for their exercise and to arrange for payment of the deposit amount. You are urged to consult your financial intermediary without delay in case your financial intermediary is unable to act immediately.

The ordinary shares subscription form is attached to this prospectus supplement as Appendix B.

We provide more information on how to exercise your rights under “The Rights Offering.”

Use of Proceeds	There is no minimum subscription amount that must be received in order to close this rights offering. If the rights offering is subscribed for the maximum $18,127,364, we estimate that the net proceeds from this rights offering will be approximately $17,912,364, after deducting estimated expenses relating to the rights offering. We intend to use the net proceeds to conduct development of our North Stockyard project in Williams County, North Dakota. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 3 of the accompanying prospectus for a discussion of certain risk factors that ADS holders and ordinary shareholders should consider before exercising subscription rights and investing in our securities.

ADS Rights Agent	The Bank of New York Mellon

ADS Information Agent	Georgeson Inc. If you have any questions about how to participate in this rights offering, bank and brokers may call 800-223-2064 and all others may call 800-213-0473.

Ordinary Share Rights Registrar	Security Transfer Registrars Pty Ltd., who may be reached at +618- 9315-2333

Delivery of ADSs	The ADSs are expected to be delivered to each subscriber (by credit to its book-entry account at the financial intermediary through which it holds the rights or in the form of an ADS certificate by first class mail if it is a holder registered directly with the depositary) on or around May 6, 2013. This date may be changed in our sole discretion.

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Delivery of Ordinary Shares and Warrants	The ordinary shares and warrants are expected to be delivered to each subscriber are expected to be delivered to each offered subscriber by book-entry account only with Security Transfer Registrars Pty Ltd, and be available for trading on or about May 9, 2013. Security Transfer Registrars Pty Ltd will thereafter mail transaction confirmation statements to holders

Listing	We expect that ADSs being sold in this rights offering, including the ADSs to be issued upon exercise of the warrants, will be traded on the NYSE MKT. There can be no assurances, however, that the NYSE MKT will grant our application to list the additional ADSs sold in this rights offering or those exercisable upon exercise of the warrants. We will apply to have the ordinary shares and warrants listed for quotation on the ASX.

Timetable

The timetable below lists certain important dates relating to the rights offering. All future dates are expected and subject to change. No assurance can be given that the issuance, delivery and trading of the securities will not be delayed.

Announcement of rights offering	March 21, 2013

Record date	April 8, 2013

Subscription period commences	April 9, 2013

Subscription period ends / Expiration date of rights offer	April 30, 2013

Expected date for trading commencement of the ordinary shares and warrants Expected date for trading commencement of the ADSs	May 9, 2013 May 9, 2013

Expiration date for exercising warrants	March 31, 2017

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RISK FACTORS

An investment in our securities involves significant risk. You should consider carefully the risks and uncertainties described below together with all other information in our filings with the SEC that are contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to invest in our securities. The risk factors set forth below, in addition to all such other information that is contained or incorporated by reference in this prospectus supplement and the accompanying prospectus supersede the risk factors contained in our prior filings with the SEC. Prospective investors should review all of these risk factors before making an investment decision. If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. Additional risks and uncertainties of which we are unaware or that we currently believe are immaterial could also materially adversely affect our business, financial condition or results of operations. In any case, the trading price of our common stock could decline, and you could lose all or part of your investment. See also “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related To Our Business, Operations and Industry

Estimates as to the need to make contractual commitments to obtain necessary equipment may not be accurate.

Because we are required to obtain drilling rigs and other equipment necessary to conduct our exploration and development programs from third parties, and the quality of such rigs and equipment is important to the success of those drilling programs, we may elect to make long term contractual commitments to ensure the availability of such equipment. We are required to estimate the future need for, availability of, and reasonable pricing for, such rigs and equipment based on anticipated demand, which in turn depends on future oil and gas prices, the success of other companies’ drilling efforts and other economic factors. If our estimates are not accurate, rigs or other equipment may not be available at the times and places required to commence our drilling programs, or we may commit to the use of rigs or equipment that we cannot fully utilize. Unavailable rigs and equipment could delay scheduled drilling programs and adversely affect results of operations, while unused rigs and equipment could impair cash flow and diminish capital resources. In particular, since January 21, 2013, we have been contracting for the use of a newly manufactured drilling rig for 18 months at a cost of $26,000 per day but we cannot use that rig until we obtain new capital to finance the North Stockyard Field drilling program for which the rig was contracted. There is no assurance that we will be able to obtain the financing needed to commence the planned drilling program in a timely manner and thereby avoid paying a $5 million cancellation fee for this drilling rig. Correspondingly, there is no assurance that we will be able to obtain high quality drilling rigs and equipment in the future when we need them if we fail to make long term commitments for such rigs and equipment in advance.

Inadequate liquidity could materially and adversely affect our business operations.

If our exploration efforts are unsuccessful, it may be more difficult for us to adequately access the capital markets or obtain financing.  Our efforts to improve our liquidity position would then be challenging. Various factors may require us to have greater liquidity and capital resources than we currently anticipate needing.

If our exploration efforts are unsuccessful, or we are unable to raise enough capital to conduct the North Stockyard drilling program, then our commitment of the $26,000 in daily rental payments for the new drilling rig, and the potential $5 million early termination fee, could significantly impair our liquidity. In such an event, it may also be more difficult for us to adequately access the capital markets or obtain additional financing.  Our efforts to improve our liquidity position would then be challenging. In addition, various factors may require us to have greater liquidity and capital resources than we currently anticipate needing.

We depend on successful exploration, development and acquisitions to maintain reserves and revenue in the future.

In general, the volume of production from natural gas and oil properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics.  Our future oil and natural gas production is highly dependent upon our level of success in finding or acquiring additional reserves that are economically feasible and in developing existing proved reserves.  To the extent that cash flow from operations is reduced and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of natural gas and oil reserves would be impaired.

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We recorded an impairment on the carrying value of our oil and gas assets during the fiscal year ended June 30, 2012, and may again in the future record additional impairments.

We recognized an impairment expense for the twelve months ended June 30, 2012 of $635,464, primarily in relation to the Davis Bintliff well. We also recognized impairment expense related to the asset retirement obligation for the exploratory wells drilled this year - Australia II, Gretel II and Spirit of America I. Subsequent adverse changes in oil and gas prices or drilling results may result in us being unable to recover the carrying value of our long-lived assets, and make it appropriate to recognize more impairments in future periods. Such impairments could materially and adversely affect our results of operations.

Drilling results in emerging plays, such as our Hawk Springs and Roosevelt Projects, are subject to heightened risks.

Part of our strategy is to pursue acquisition, exploration and development activities in emerging plays such as our Hawk Springs Project and Roosevelt Project. Our drilling results in these areas are more uncertain than drilling results in areas that are developed and producing. Because emerging plays have limited or no production history, we have access to little if any past drilling results in those areas to help predict the results of our own exploratory drilling. In addition, part of our strategy to maximize recoveries from such new projects may involve the drilling of horizontal wells and/or using completion techniques that have proven to be successful in other similar formations. Both of the two Roosevelt project wells drilled in the fiscal year 2012 have failed to deliver positive results to date, so $24.7 million of previously capitalized exploration expenditure has been written off as exploration expenditure. In addition, one well in the Hawk Springs project well was drilled unsuccessfully, and $4.9 million in expenditure in relation to this well was written off as a dry hole costs. If future drilling success rates or production are less than anticipated, the value of our position in affected areas will decline, our results of operations, financial condition and liquidity will be adversely impacted and we could incur material write-downs of unevaluated properties.

Oil and natural gas prices are extremely volatile, and decreases in prices have in the past and could in the future adversely affect our profitability, financial condition, cash flows, access to capital and ability to grow.

Our revenues, profitability and future rate of growth depend principally upon the market prices of oil and natural gas, which fluctuate widely. The markets for these commodities are unpredictable and even relatively modest drops in prices can significantly affect our financial results and impede our growth.  Sustained declines in oil and gas prices may adversely affect our financial condition, liquidity and results of operations. For example, if the price of oil and natural gas were to have been 20% lower in the years ended June 30, 2012 and 2011, the net profit we reported for June 30, 2011 would have decreased by 1.24% and the net loss would have increased by 20% for the year ended June 30, 2012.

Factors that can cause market prices of oil and natural gas to fluctuate include:

•	national and international financial market conditions;

•	uncertainty in capital and commodities markets;

•	the level of consumer product demand;

•	weather conditions;

•	U.S. and foreign governmental regulations;

•	the price and availability of alternative fuels;

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•	political and economic conditions in oil producing countries, particularly those in the Middle East, including actions by the Organization of Petroleum Exporting Countries;

•	the foreign supply of oil and natural gas;

•	the price of oil and gas imports, consumer preferences; and

•	overall U.S. and foreign economic conditions.

  We cannot predict future oil and gas prices. At various times, excess domestic and imported supplies have depressed oil and gas prices. Additionally, the location of our producing wells may limit our ability to take advantage of spikes in regional demand and resulting increases in price.  While increased demand would normally be expected to increase the prices we receive for our oil and natural gas, other factors, such as the recent sharp downturn in worldwide economic activity, may dampen or even reverse any such positive impact on prices.

Lower oil and natural gas prices may not only decrease our revenues, but also may reduce the amount of oil and natural gas that we can produce economically. Such a reduction may result in substantial downward adjustments to our estimated proved reserves and require write–downs of our properties. If this occurs, or if our estimates of development costs increase, our production data factors change or our exploration results do not meet expectations, accounting rules may require us to write down the carrying value of our oil and natural gas properties to fair value, as a non–cash charge to earnings.

Reserve estimates are imprecise and subject to revision.

Estimates of oil and natural gas reserves are projections based on available geologic, geophysical, production and engineering data. There are uncertainties inherent in the manner of producing, and the interpretation of, this data as well as in the projection of future rates of production and the timing of development expenditures. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of factors including:

•	the quality and quantity of available data;

•	the interpretation of that data;

•	the ability of Samson to access the capital required to develop proved undeveloped locations;

•	the accuracy of various mandated economic assumptions; and

•	the judgment of the engineers preparing the estimate.

Actual future production, natural gas and oil prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable natural gas and oil reserves will likely vary from our estimates. Any significant variance could materially affect the quantities and value of our reserves. Our reserves may also be susceptible to drainage by operators on adjacent properties. We are required to adjust our estimates of proved reserves to reflect production history, results of exploration and development and prevailing gas and oil prices.   These reserve reports are necessarily imprecise and may significantly vary depending on the judgment of the reservoir engineering consulting firm.

Investors should not construe the present value of future net cash flows as the current market value of the estimated oil and natural gas reserves attributable to our properties. The estimated discounted future net cash flows from proved reserves are based on prices and costs as of the date of the estimate, in accordance with applicable regulations, even though actual future prices and costs may be materially higher or lower. Factors that will affect actual future net cash flows include:

•	the amount and timing of actual production;

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•	the price for which that oil and gas production can be sold;

•	supply and demand for oil and natural gas;

•	curtailments or increases in consumption by natural gas and oil purchasers; and

•	changes in government regulations or taxation.

As a result of these and other factors, we will be required to periodically reassess the amount of our reserves, which reassessment may require us to recognize a write–down of our oil and gas properties, as occurred at June 30, 2010 and June 30, 2012.

We operate only a small percentage of our proved properties, and for those properties we do operate, there is no guarantee we will be successful operators.

The business activities at all of our material producing properties are conducted through joint operating agreements under which we own partial non–operating interests in the properties.  As a result, we do not have control over normal operating procedures, expenditures, or future development of those properties, including our interests in North Stockyard and State GC properties. Consequently, the operating results with respect to those properties are beyond our control. The failure of an operator of our wells to perform operations adequately, or an operator’s breach of the applicable agreements, could reduce our production and revenues. In addition, the success and timing of our drilling and development activities on properties operated by others depends upon a number of factors outside of our control, including the operator’s timing and amount of capital expenditures, expertise and financial resources, the participation of other owners in drilling wells, and the appropriate use of technology. Since we do not have a majority interest in most of these properties, we may not be in a position to remove the operator in the event of poor performance. Further, significant cost overruns of an operation in any one of these projects may require us to increase our capital expenditure budget and could result in some wells becoming uneconomic.

We are the operators of the Hawk Springs and Roosevelt Projects.  Although we are not subject to the risks of depending on third-party operators, there is a risk that we will not be able to operate these properties successfully ourselves.

Petroleum exploration and development involves substantial business risks.

The business of exploring for and developing oil and gas properties involves a high degree of business and financial risk, and thus a substantial risk of investment loss that even a combination of experience, knowledge and careful evaluation may not be able to overcome. In addition, oil and gas drilling and production activities may be shortened, delayed or canceled as a result of a variety of factors, many of which are beyond our control. These factors include:

—	unexpected drilling conditions;

—	unexpected abnormal pressure or irregularities in formations;

—	equipment failures or accidents;

—	adverse changes in prices;

—	weather conditions;

—	ability to fund capital necessary to develop exploration properties and producing properties;

—	shortages in experienced labor; and

—	shortages or delays in the delivery of equipment, including equipment needed for drilling, fracture stimulating and completing wells.

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Acquisition and completion decisions generally are based on subjective judgments and assumptions that are speculative. It is impossible to predict with certainty the production potential of a particular property or well. Furthermore, the successful completion of a well does not ensure a profitable return on the investment. A variety of geological, operational, or market–related factors, including, but not limited to, unusual or unexpected geological formations, pressures, equipment failures or accidents, fires, explosions, blowouts, cratering, pollution and other environmental risks, shortages or delays in the viability of drilling rigs and the delivery of equipment, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well or otherwise prevent a property or well from being profitable. A productive well may become uneconomic if water or other substances are encountered that impair or prevent the production of oil or natural gas from the well.

A significant portion of our producing properties are located in the Rocky Mountain region and  are vulnerable to extreme seasonal weather, environmental regulation and production constraints.

A significant portion of our operating properties are located in the Rocky Mountain region.  As a result, the success of our operations and our profitability may be disproportionately exposed to the impact of adverse conditions unique to that region. Such conditions can include extreme seasonal weather, which could limit our ability to access our properties or otherwise delay or curtail our operations.  Also, there could be delays or interruptions of production from existing or planned new wells by significant governmental regulation, transportation capacity constraints, curtailment of production, interruption of transportation, or fluctuations in prices of oil and natural gas produced from the wells in the region.

In addition, some of the properties we intend to develop for production are located on federal lands where drilling and other related activities cannot be conducted during certain times of the year due to environmental considerations. This could adversely affect our ability to operate in those areas and may intensify competition during certain times for drilling rigs, oil field equipment, services, supplies and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs, particularly if our exploration or development activities on federal lands, or our production from federal lands increases.

The marketability of our production depends upon the availability, operation and capacity of gas gathering systems and the availability of interstate pipelines and processing facilities, all of which are owned by third parties.

The unavailability or lack of capacity of these systems and facilities, which result from factors beyond our control, could result in the shut–in of producing wells or the delay or discontinuance of development plans for properties. We currently own an interest in several wells that are capable of producing but may have their production curtailed from time to time at some point in the future pending gas sales contract negotiations, as well as construction of gas gathering systems, pipelines, and processing facilities.

Operations on the Fort Peck Indian Reservation in Montana are subject to various federal and tribal regulations and laws, any of which may increase our costs and delay our operations.

Various federal agencies within the U.S. Department of the Interior, along with the Fort   Peck Assiniboine and Sioux Tribes, promulgate and enforce regulations pertaining to operations on the Fort Peck Indian Reservation. In addition, the Fort Peck Assiniboine and Sioux Tribes are a sovereign nation having the right to enforce laws and regulations independent from federal, state and local statutes and regulations. These tribal laws and regulations include various taxes, fees and other conditions that apply to lessees, operators and contractors conducting operations on Native American tribal lands. Lessees and operators conducting operations on tribal lands are generally subject to the Native American tribal court system. One or more of these factors may increase our costs of doing business in connection with our Roosevelt Project and may have an adverse impact on our ability to effectively transport products within the Fort Peck Indian Reservation or to conduct our operations on such lands.

Our business involves significant operating risks that could adversely affect our production and could be expensive to remedy. We do not have insurance to cover all of the risks that we may face.

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Our operations are subject to all the risks normally incident to the operation and development of oil and natural gas properties and the drilling of oil and natural gas wells, including:

•	well blowouts;

•	cratering and explosions;

•	pipe failures and ruptures;

•	pipeline accidents and failures;

•	casing collapses;

•	fires;

•	mechanical and operational problems that affect production;

•	formations with abnormal pressures;

•	uncontrollable flows of oil, natural gas, brine or well fluids;

•	releases of contaminants into the environment; and

•	failure of subcontractors to perform or supply goods or services or personnel shortages.

These industry operating risks can result in injury or loss of life, severe damage to or destruction of property, damage to natural resources and equipment, pollution or other environmental damage, clean–up responsibilities, regulatory investigation and penalties, and suspension of operations, any of which could result in substantial losses. In addition, maintenance activities undertaken to reduce operational risks can be costly and can require exploration, exploitation and development operations to be curtailed while those activities are being completed. We may also be subject to damage claims by other oil and gas companies.

We do not maintain insurance in amounts that cover all of the losses to which we may be subject, and some risks, such as pollution and environmental risks, are not generally fully insurable. Our insurance policies and contractual rights to indemnity may not adequately cover our losses, and we do not have access to insurance coverage or rights to indemnity for all risks. If a significant accident or other event occurs and is not fully covered by insurance or contractual indemnity, it could adversely affect our financial position and results of operations.

Competition in the oil and natural gas industry is intense, which may adversely affect our ability to succeed.

The oil and natural gas industry is highly competitive, and we compete with other companies that are significantly larger and have greater resources. Many of these companies not only explore for and produce oil and natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay higher prices for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these competitors may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger competitors may also be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.

We are subject to complex environmental federal, state, local and other laws and regulations that could adversely affect the cost, manner or feasibility of doing business.

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Our exploration, development, and production operations are regulated extensively at the federal, state and local levels. Environmental and other governmental laws and regulations have increased the costs to plan, design, drill, install, operate and abandon oil and natural gas wells. Under these laws and regulations, we also could be held liable for personal injuries, property damage and other damages. Failure to comply with these laws and regulations may result in the suspension or termination of operations and subject us to administrative, civil and criminal penalties. Moreover, public interest in environmental protection has increased in recent years, and environmental organizations have opposed, with some success, certain drilling projects.

The environmental laws and regulations to which we are subject:

1.	require applying for and receiving permits before drilling commences;

2.	restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities;

3.	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands, and other protected areas; and

4.	impose substantial liabilities for pollution resulting from our operations.

We may be required to prepare an environmental impact statement (“EIS”) to obtain the permits necessary to proceed with the development of certain oil and gas properties. There can be no assurance that we will obtain all necessary permits and, if obtained, that the costs associated with completing the EIS and obtaining such permits will not exceed those that previously had been estimated. It is possible that the costs and delays associated with compliance with such requirements could cause us to delay or abandon the further development of certain properties.

Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly waste handling, storage, transportation, disposal or cleanup requirements could require us to make significant expenditures to maintain compliance, and may otherwise have a material adverse effect on our earnings, results of operations, competitive position or financial condition. For example, because of its potential effect on drinking water, hydraulic fracturing currently is the subject of regulatory scrutiny, negative press, and legislative changes in some states. Hydraulic fracturing is a process that creates a fracture extending from a well bore into a rock formation to enable oil or natural gas to move more easily through the rock pores to a production well. Hydraulic fractures typically are created through the injection of water, sand and chemicals into the rock formation. Legislative and regulatory efforts may render permitting and compliance requirements more stringent for hydraulic fracturing, which may limit or prohibit use of the process. While none of our properties are expected to be subject to any such changes, there is no assurance that this will remain the case.

Over the years, we have owned or leased numerous properties for oil and gas activities upon which petroleum hydrocarbons or other materials may have been released by us or predecessor property owners or lessees who were not under our control. Under applicable environmental laws and regulations, including CERCLA, RCRA and analogous state laws, we could be held strictly liable for the removal or remediation of any such previously released contaminants at such locations, in some cases regardless of whether we were responsible for the release or whether the operations were standard in the industry at the time they were performed.

Our operations also are subject to wildlife-protection laws and regulations. For example, seven oil companies recently were charged with killing migratory birds in North Dakota, where we conduct some of our operations. Reserve pits are used during oil and gas drilling operations. During the clean up phase of a reserve pit, the Migratory Bird Treaty Act requires companies to cover the pit with a net if it is open for more than 90 days. The maximum penalty for each charge under the Migratory Bird Treaty Act is six months in prison and a $15,000 fine.

In April 2012, the EPA issued regulations specifically applicable to the oil and gas industry that will require operators to capture 95 percent of the volatile organic compounds (“VOC”) emissions from natural gas wells that are hydraulically fractured. The reduction in VOC emissions will be accomplished primarily through the use of “reduced emissions completion” or “green completion” to capture natural gas that would otherwise escape into the air. EPA also issued regulations that set requirements for VOC emissions from several types of equipment, including storage tanks, compressors, dehydrators, and valves and sweetening units at gas processing plants. The adoption of these regulations, or the adoption of any other laws or regulations restricting or reducing these emissions, will increase our operating costs.

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Another regulatory development that may impact our operations is the EPA’s notice of finding and determination that emissions of carbon dioxide, methane and other greenhouse gases (“GHGs”) present an endangerment to human health and the environment, which allows the EPA to begin regulating emissions of GHGs under existing provisions of the federal Clean Air Act. The EPA has begun to implement GHG-related reporting and permitting rules. Similarly, the U.S. Congress has considered, and may in the future consider, “cap and trade” legislation that would establish an economy-wide cap on emissions of GHGs in the United States and would require most sources of GHG emissions to obtain GHG emission “allowances” corresponding to their annual emissions of GHGs. Any laws or regulations that may be adopted to restrict or reduce emissions of GHGs would be likely to increase our operating costs and could even have an adverse effect on demand for our production.

We depend on key members of our management team.

The loss of key members of our management team could reduce our competitiveness and prospects for future success. We do not have any “key man” insurance policies for our Chief Executive Officer, or any other executive. Our exploratory drilling success and the success of other activities integral to our operations will depend, in part, on our ability to attract and retain experienced management professionals. Competition for these professionals is extremely intense.

Shortages of qualified operational personnel or field equipment and services could affect our ability to execute our plans on a timely basis, increase our costs and adversely affect our results of operations.

The demand for qualified and experienced field personnel to drill wells and conduct field operations, geologists, geophysicists, engineers and other professionals in the oil and natural gas industry can fluctuate significantly, often in correlation with oil and natural gas prices, causing periodic shortages. From time to time, there have also been shortages of drilling rigs and other field equipment, as demand for rigs and equipment has increased with the number of wells being drilled. These factors can also result in significant increases in costs for equipment, services and personnel. For example, we have recently experienced an increase in drilling, completion and other costs associated with certain oil wells. Higher oil and natural gas prices generally stimulate increased demand and result in increased prices for drilling rigs, crews and associated supplies, equipment and services. We have sometimes experienced some difficulty in obtaining drilling rigs, experienced crews and related services and may continue to experience these difficulties in the future. In addition, the cost of drilling rigs and related services has increased significantly over the past several years. If shortages persist or prices continue to increase, our profit margin, cash flow and operating results could be adversely affected and our ability to conduct our operations in accordance with current plans and budgets could be restricted.

Risks Related to The Offering and Our Securities

The prices of our ordinary shares and ADSs have been and will likely continue to be volatile.

The trading prices of our ordinary shares on the ASX and of our ADSs on the NYSE MKT have been, and likely will continue to be, volatile.  Other natural resource companies have experienced similar volatility for their shares, leading us to expect that the results of exploration activities, the price of oil and natural gas, future operating results, market conditions for natural resource shares in general, and other factors beyond our control, could have a significant, adverse or positive impact on the market price of our ordinary shares and ADSs. We also believe that this volatility creates opportunities for arbitrage trading between the ASX and NYSE MKT markets.  While we recognize that arbitrage trading is an appropriate market mechanism to eliminate the differences between different trading markets resulting from the combination of volatile stock prices and inter-market inefficiencies, some of our shareholders may not be in a position to take advantage of the potential profits available to arbitrageurs in such cases.

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Currency fluctuations may adversely affect the price of our ADSs relative to the price of our ordinary shares.

The price of our ordinary shares is quoted in Australian dollars and the price of our ADSs is quoted in U.S. dollars.  Movements in the Australian dollar/U.S. dollar exchange rate may adversely affect the U.S. dollar price of our ADSs and the U.S. dollar equivalent of the price of our ordinary shares. During the year ended June 30, 2012, the Australian dollar, as a general trend, appreciated significantly against the U.S. dollar though remains volatile.  If the Australian dollar weakens against the U.S. dollar, the U.S. dollar price of the ADSs could decline correspondingly, even if the price of our ordinary shares in Australian dollars increases or remains unchanged. In the unlikely event that dividends are payable, we will likely calculate and pay any cash dividends in Australian dollars and, as a result, exchange rate movements will affect the U.S. dollar amount of any dividends holders of our ADSs will receive from the Bank of New York Mellon, our depositary. While we would ordinarily expect such variances to be adjusted by inter-market arbitrage activity that accounts for the differences in currency values, there can be no assurance that such activity will in fact be an efficient offset to this risk.

We may issue shares of blank check preferred stock in the future that may adversely impact rights of holders of our ordinary shares and ADSs.

Our corporate Constitution authorizes us to issue an unlimited amount of “blank check” preferred stock.  Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval.  As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock.  To the extent that we do issue such additional shares of preferred stock, the rights of ordinary share and ADS holders could be impaired thereby, including, without limitation, dilution of their ownership interests in us.  In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in the interest of holders of ordinary shares or ADSs.

We report as a U.S. domestic issuer, which means increased compliance costs notwithstanding continued eligibility for certain NYSE MKT rule waivers.

On July 1, 2011, we commenced reporting as a U.S. domestic issuer instead of as a “foreign private issuer” as we had in prior years. Accordingly, we are now required to comply with the reporting and other requirements imposed by U.S. securities laws on U.S. domestic issuers, which are more extensive than those applicable to foreign private issuers. We are also required to prepare financial statements in accordance with U.S. GAAP in addition to our financial statements prepared in accordance with IFRS pursuant to ASX requirements. Generating two separate sets of financial statements is a substantial burden that imposes significant administrative and accounting costs on us. As a result of becoming a U.S. domestic issuer, the legal, accounting, regulatory and compliance costs to us under U.S. securities laws are significantly higher than those that were incurred by us as a foreign private issuer.

Even though Samson is now a “domestic issuer” for SEC reporting requirements, we remain a “foreign based entity” for purposes of Section 110 of the NYSE MKT Company Guide. This permits us to apply to the NYSE MKT to have certain of its listing criteria relaxed and receive exemptions from rules applicable to corporations incorporated in the United States. We currently are relying on one Section 110 exemption received in connection with our stock option plan, and is described in more detail in “Item 6—Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Market Information.” While we have no current plans to seek additional Section 110 relief from NYSE MKT, there can be no assurance that we will not do so in the future.

We do not expect to pay dividends in the foreseeable future. As a result, holders of our ordinary shares and ADSs must rely on appreciation for any return on their investment.

We do not anticipate paying cash dividends on our ordinary shares in the foreseeable future. Accordingly, holders of our ordinary shares and ADSs will have to rely on capital appreciation, if any, to earn a return on their investment in our ordinary shares.

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The trading prices of our ADSs may be adversely affected by short selling.

“Short selling” is the sale of a security that the seller does not own, including a sale that is completed by the seller’s delivery of a “borrowed” security (i.e. the short seller’s promise to deliver the security).   Short sellers make a short sale because they believe that they will be able to buy the stock at a lower price than their sales price. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our ADSs.  The price decline could be exacerbated if sufficient “naked short selling” occurs, which is the practice by which short sellers place short sell orders for shares without first borrowing the shares to be sold, or without having first adequately located such shares and arranged for a firm contract to borrow such shares prior to the delivery date set to close the sale.  The result is an artificial deluge into the market of shares for sale – shares that the seller does not own and has not even borrowed.  Although there are regulations in the United States designed to address abusive short selling, the regulations may not be adequately structured or enforced.

We may be deemed to be a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes. If we are or we become a PFIC, it could have adverse tax consequences to holders of our ordinary shares, ADSs, or warrants.

Potential investors in our ordinary shares, ADSs, or warrants should consider the risk that we could be now, or could in the future become, a PFIC for U.S. federal income tax purposes. We do not believe that we were a PFIC for the taxable year ended June 30, 2012, and do not expect to be a PFIC in the foreseeable future. However, the tests for determining PFIC status depend upon a number of factors, some of which are beyond our control and subject to uncertainties, and accordingly we cannot be certain of our PFIC status for the current, or any other, taxable year. We do not undertake an obligation to determine our PFIC status, or to advise investors in our securities as to our PFIC status, for any taxable year.

If we were to be a PFIC for any year, holders of our ordinary shares or ADSs who are U.S. persons for U.S. federal income tax purposes (“U.S. holders”) whose holding period for such ordinary shares or ADSs includes part of a year in which we are a PFIC generally will be subject to a special, highly adverse, tax regime imposed on “excess distributions” made by us. This regime will continue to apply irrespective of whether we are still a PFIC in the year an “excess distribution” is made or received. “Excess distributions” for this purpose would include certain distributions received on our ordinary shares or ADSs. In addition, gains by a U.S. holder on a sale or other transfer of our ordinary shares or ADSs (including certain transfers that would otherwise be tax-free) would be treated in the same manner as excess distributions. Under the PFIC rules, excess distributions (including gains treated as excess distributions) would be allocated ratably to each day in the U.S. holder’s holding period of the ordinary shares or ADSs with respect to which the excess distribution is made or received. For this purpose, the holding period of an ordinary share or ADS received upon exercise of a warrant will, under Proposed Treasury Regulations, include the holding period of the warrant. The portion of any excess distributions allocated to the current year or prior years before the first day of the first taxable year beginning after December 31, 1986 in which we became a PFIC would be includible by the U.S. holder as ordinary income in the current year. The portion of any excess distributions allocated to prior taxable years in which we were a PFIC would be taxed to such U.S. holder at the highest marginal rate applicable to ordinary income for each such year (regardless of the U.S. holder’s actual marginal rate for that year and without reduction by any losses or loss carryforwards), and any such tax owing would be subject to interest charges. In addition, dividends received from us will not be “qualified dividend income” if we are a PFIC in the year of payment, or were a PFIC in the year preceding the year of payment, and will be subject to taxation at ordinary income rates.

In certain cases, U.S. holders may make elections to mitigate the adverse tax rules that apply to PFICs (the “mark-to-market” and “qualified electing fund” or “QEF” elections), but these elections may also accelerate the recognition of taxable income and could result in the recognition of ordinary income. These elections cannot generally be made with respect to warrants. We have never received a request from a holder of our ordinary shares or ADSs for the annual information required to make a QEF election and we have not decided whether we would provide such information if such a request were to be received. Additional adverse tax rules would apply to U.S. holders for any year in which we are a PFIC and own or dispose of shares in another corporation that is itself a PFIC. Special adverse rules that impact certain estate planning goals could apply to our ordinary shares or ADSs if we are a PFIC.

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The market price of our ordinary shares and ADSs could be adversely affected by sales of substantial amounts of shares in the public markets or the issuance of additional shares in future including in connection with acquisitions.

Sales of a substantial number of our ordinary shares in the public market, either directly or indirectly as the sale of ADSs, or the perception that such sales may occur, could cause the market price of our ordinary shares (and ADSs) to decline. In addition, the sale of these shares in the public market, or the possibility of such sales, could impair our ability to raise capital through the sale of additional shares or other securities. As of June 30, 2012, we had granted options to purchase an aggregate of approximately 67,500,000 million shares of our ordinary shares to certain of our directors and employees. These option holders, subject to compliance with applicable securities laws, are permitted to sell shares they own or acquire upon the exercise of options in the public market.

In addition, in the future, we may issue ordinary shares or ADSs including in connection with acquisitions of assets or businesses. If we use our shares for this purpose, the issuances could have a dilutive effect on the market value of our ordinary shares, depending on market conditions at the time of an acquisition, the price we pay, the value of the business or assets acquired, our success in exploiting the properties or integrating the businesses we acquire and other factors.

Our ADS holders are not shareholders and do not have shareholder rights.

The Bank of New York Mellon, as depositary, executes and delivers our ADSs on our behalf. Each ADS is represented by a certificate evidencing a specific number of ADSs. Our ADS holders are not required to be treated as shareholders and do not have the rights of shareholders. The depositary is the holder of the ordinary shares underlying our ADSs. Holders of our ADSs have ADS holder rights. A deposit agreement among us, the depositary and our ADS holders sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

Our ADS holders do not have the right to receive notices of general meetings or to attend and vote at our general meetings of shareholders. Our practice is to give ADS holders notices of general meetings and to enable them to vote at our general meetings of shareholders, but we are not obligated to continue to do so.  Our ADS holders may instruct the depositary to vote the ordinary shares underlying their ADSs, but only when we ask the depositary to ask for their instructions.  Although our practice is to have the depositary ask for the instructions of ADS holders, we are not obligated to do so, and if we do not, our ADS holders would not be able to exercise their right to vote.  ADS holders can exercise their right to vote the ordinary shares underlying their ADSs by withdrawing the ordinary shares. However it is possible that our ADS holders would not know about the meeting enough in advance to withdraw the ordinary shares.

When we do ask the depositary to seek our ADS holders’ instructions, the depositary notifies our ADS holders of the upcoming vote and arranges to deliver our voting materials and form of notice to them. The depositary then tries, as far as practicable, subject to Australian law and the provisions of the depositary agreement, to vote the ordinary shares as our ADS holders instruct. The depositary does not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot assure our ADS holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their shares. In addition, there may be other circumstances in which our ADS holders may not be able to exercise voting rights.

Similarly, while our ADS holders would generally receive the same dividends or other distributions as holders of our ordinary shares, their rights are not identical.  Dividends and other distributions payable with respect to our ordinary shares generally will be paid directly to those holders.  By contrast, any dividends or distributions payable with respect to ordinary shares that are held as ADSs will be paid to the depositary, which has agreed to pay to our ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. Our ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent. In addition, while it is unlikely there may be circumstances in which the depositary may not pay to our ADS holders the same amounts distributed by us as a dividend or distribution, such as when it is unlawful or impractical to do so. See the next risk factor below.

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There are circumstances where it may be unlawful or impractical to make distributions to the holders of our ADSs.

Our depositary, Bank of New York Mellon, has agreed to pay to our ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. Our ADS holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent.

In the case of a cash dividend, the depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States.  In the unlikely event that it is not possible to convert a cash dividend or distribution into U.S. dollars, then the deposit agreement with the depositary allows the depositary to distribute foreign currency only to those ADS holders to whom it is possible to do so.  There is also a risk that, if a distribution is payable by us in Australian dollars, the depositary may hold some or all of the foreign currency for a short period of time rather than immediately converting it for the account of the ADS holders.   Because the depositary will not invest the foreign currency, will not be liable for any interest on the unpaid distribution or for any fluctuation in the exchange rates during a time when the depositary has not converted the foreign currency, our ADS holders could lose some of the value of the distribution.

The depositary may determine that it is unlawful or impractical to convert foreign currency to U.S. dollars or to make a distribution to ADS holders that is made to the holders of ordinary shares. This means that, under rare circumstances, our ADS holders may not receive the same distributions we make to the holders of our ordinary shares or receive the same value for their ADSs if it is illegal or impractical for us to or the depositary to do so.

There may be difficulty in effecting service of legal process and enforcing judgments against us and our directors and management.

We are a public company limited by shares, registered and operating under the Australian Corporations Act 2001. Two of our four directors and one of our named executive officers reside outside the United States. Substantially all of the assets of those persons are located outside the U.S. As a result, it may not be possible to effect service on such persons in the U.S. or to enforce, in foreign courts, judgments against such persons obtained in U.S. courts and predicated on the civil liability provisions of the federal securities laws of the U.S. There is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon federal or state securities laws of the U.S., especially in the case of enforcement of judgments of U.S. courts where the defendant has not been properly served in Australia.

Risks Related to the Rights Offering

The subscription prices determined for this offering are not an indication of our value or the value of our ordinary shares or ADSs.

The subscription price for the ordinary shares and ADSs and the exercise price of the warrants were set by our board of directors. Our board of directors considered a number of factors in establishing these prices, including the historic and then current market price of the ordinary shares and ADSs, our business prospects, our recent and anticipated operating results, general conditions in the securities markets, our need for capital, alternatives available to us for raising capital, the amount of proceeds desired, the pricing of similar transactions, the liquidity of our ordinary shares and ADSs and the level of risk to our investors.

The subscription price does not necessarily bear any relationship to the results of our past operations, cash flows, net income, or financial condition, the book value of our assets, or any other established criteria for value, nor does the trading history of our ordinary shares and ADSs accurately predict its future market performance. Because of the manner in which we have established the subscription price, the trading price of our ordinary shares and ADSs may be below the subscription prices even at the closing of the rights offering. On March 22, 2013, the last reported sales price for our ordinary shares on the ASX was A$0.025 and our ADSs on the NYSE MKT was $0.55. Holders should not consider the subscription prices to be an indication of our present or future value or the present or future value or market price of any of our securities.

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Once you exercise your subscription rights, you may not revoke the exercise even if you no longer desire to invest in us, and you could be committed to buying shares above the current market price, even if we decide to extend the expiration date of the subscription period.

Even if circumstances arise after you have exercised your subscription rights that eliminate your interest in investing in our securities, including if the public trading market price of our ordinary shares or ADSs declines before the subscription rights expire, you will be required to purchase the ordinary shares or ADSs and warrants for which you subscribed.

We may, in our discretion, extend the expiration date of the subscription period. If you exercise your subscription rights and, afterwards, the public trading market price of our ordinary shares or ADSs decreases below the subscription price—including during any potential extension of time — you may suffer a loss on your investment upon the exercise of rights.

There is no minimum subscription amount.

There is no minimum subscription amount we have to reach in order to close the rights offering. Neither we nor the ADS rights agent or ordinary share agent will have any obligation to return any funds to holders who have exercised their rights to participate in the offering.

If you do not exercise all of your subscription rights in this rights offering, you may suffer dilution of your percentage ownership of our ordinary shares as represented by ADSs.

To the extent that you do not exercise your subscription rights, your proportionate ownership in our company will be reduced. The rights offer will result in our issuance of up to 698,549,682 ordinary shares (including ordinary shares in the form of ADSs) and warrants to purchase 34,927,484 ordinary shares, which amount includes the ordinary shares underlying ADSs that may be acquired upon exercise of the warrants issued to ADS holders who subscribe in this rights offering.

If you do not act promptly and follow subscription instructions, your exercise of subscription rights may be rejected.

Holders who desire to participate in this rights offering must act promptly to ensure that all required forms, instructions and payments are actually received by the rights agent prior to the expiration date of this rights offering. If you are a beneficial owner and you wish to exercise your subscription rights, you must act promptly to ensure that your broker, custodian bank or other nominee acts for you and that all required forms and payments are actually received by your broker, custodian bank or other nominee in sufficient time to deliver such forms and payments to the rights agent to exercise the subscription rights that you beneficially own prior to the expiration date of this rights offering. With respect to exercises of the subscription rights, we shall not be responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the rights agent prior to the expiration date.

If you fail to complete and sign the required subscription form, or if you send an incorrect payment amount, or if you otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, the rights agent may, depending on the circumstances, reject your subscription or accept it only to the extent that you have fully complied with its terms. Neither we nor our rights agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

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Participants in the rights offering are subject to exchange rate risk.

If the U.S. dollar weakens substantially against the Australian dollar, holders subscribing for ADSs will be required to pay more than the estimated subscription price of $0.52 per ADS.

The estimated subscription price is the U.S. dollar equivalent of the A$0.025 subscription price per ADS, using an exchange rate of $0.026 U.S. dollars per Australian dollar (the Reserve Bank of Australia’s published rate on March 22, 2013). A subscriber of the offered ADSs must deposit $0.57 per ADS subscribed, which represents 110% of the estimated ADS subscription price, upon exercise of each ADS right. The additional 10% is to increase the likelihood that the rights agent will have sufficient funds to pay the final subscription price in light of a possible appreciation of the Australian dollar against the U.S. dollar between the date hereof and the end of the subscription period and to pay the depositary’s issuance fee of $0.01 per new ADS. We will calculate the final U.S. dollar equivalent subscription price on or about May 6, 2013, at a market-based rate to pay the A$0.025 subscription price for the offered shares underlying the offered ADSs subscribed for.

U.S. dollar price plus the issuance fee is less than the deposit amount, the rights agent will refund such excess U.S. dollar subscription price to the subscribing ADS rights holder without interest. However, if there is a deficiency, the ADS rights agent will not deliver the ADSs to such subscribing ADS rights holder until it has received payment of the deficiency. The rights agent may sell a portion of the new ADSs to cover the deficiency if it is not paid by a specified date.

USE OF PROCEEDS

There is no minimum subscription amount that must be received in order to close this rights offering. The maximum net proceeds of the rights offering will be approximately $17,912,364 after deducting estimated fees and expenses relating to the offering. We intend to use the net proceeds to conduct development of our North Stockyard project in Williams County, North Dakota. See “Liquidity, Capital Resources and Capital Expenditures” in “Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Quarterly Report on Form 10-Q filed on February 11, 2013 as amended on February 12, 2013, for a description of our North Stockyard capital considerations. There is no guarantee that we will raise enough funds in this rights offering to drill the planned wells.

Planned Drilling at North Stockyard During the Fiscal Year Ending June 30, 2013

Well	Estimated Cost
Sail and Anchor 4-13-14HBK	$4,717,838
Duckstein 1-13-14HTF	$4,717,838

Total	$9,435,677

Planned Drilling at North Stockyard During the Fiscal Year Ending June 30, 2014

Well	Estimated Cost
Billabong 2-13-14HBK	$4,717,838
Blackdog 3-13-14HTF	$4,717,838

Total	$9,435,677

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THE RIGHTS OFFERING

We are granting, at no charge, nontransferable pro rata subscription rights to the holders of our ordinary shares and holders of American Depositary Shares representing our ordinary shares, or ADSs, to purchase ordinary shares and warrants. Every three ordinary shares owned of record 5:00p.m. Perth time on April 8, 2013 entitles its holder to purchase one ordinary share. 0.4 warrants will be included at no charge with each ordinary share purchased. Each warrant will entitle its holder to purchase one ordinary share (so that 20 warrants will be required to purchase one ADS) at a cash exercise price of A$0.038, per ordinary share, subject to adjustment, which is $0.79 exercise price for each ADS based on the exchange rate for March 22, 2013 as published by the Australian Reserve Bank. The offering price per ordinary share and warrant is A$0.025, which is $0.026 based on the exchange rate for March 22, 2013 as published by the Australian Reserve Bank. The warrants are exercisable upon issuance and will expire at 5:00p.m. Perth time on March 31, 2017. For ADS holders, since each ADS represents 20 ordinary shares deposited with The Bank of New York Mellon, the depositary, each three ADSs owned of record 5:00p.m. New York City time on April 8, 2013, entitles its holder to purchase one additional ADS for the U.S. dollar equivalent of A$0.50, which is $0.52 based on the exchange rate for March 22, 2013, and eight warrants for ordinary shares will be included at no charge with each ADS purchased. The actual ADS purchase price will be established based on the exchange rate on or about May 6, 2013.

The subscription price for the ADSs and the exercise price of the warrants were set by our board of directors. Our board of directors considered a number of factors in establishing these prices, including the historic and then current market price of the ordinary shares as represented by ADSs, our business prospects, our recent and anticipated operating results, general conditions in the securities markets, our need for capital, alternatives available to us for raising capital, the amount of proceeds desired, the pricing of similar transactions, the liquidity of our ADSs and the level of risk to our investors.

ADS Holders Distribution

The Bank of New York Mellon, in its capacity as depositary for ADS holders, will tender all subscription rights received in the rights offering to the Australian depositary. Ordinary shares will be issued to The Bank of New York Mellon in exchange for the tendered subscription rights, and then the ordinary shares will be deposited by The Bank of New York Mellon for issuance of ADSs that will be distributed to participating ADS holders.

Underwriting Arrangements

We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of subscription rights pursuant to this prospectus supplement, and, except as described herein, no other commissions, fees or discounts will be paid in connection with this rights offering. Certain of our officers, employees or independent contractors may solicit responses from the holders of the subscription rights in connection with this rights offering, but such persons will not receive any commissions or compensation for such services other than their normal compensation and no compensation will be related, directly or indirectly, to the amount of ADS subscription rights exercised by ADS holders or other persons.

Subscription Price

The ordinary share subscription price is A$0.025 per ordinary share. The estimated ADS subscription price is $0.52 per ADS. The actual subscription price per ADS will be the subscription price of A$0.50 (for 20 ordinary shares) translated into U.S. dollars on or about May 6, 2013. The estimated subscription price is the U.S. dollar equivalent of the A$0.025 subscription price, using an exchange rate of $1.04 U.S. dollars per Australian dollar (the Reserve Bank of Australia’s published rate on March 22, 2013). Holders must deposit $0.57 per ADS they would like to purchase, which represents 110% of the estimated subscription price, upon the exercise of each right. The 10% over and above the estimated subscription price is to increase the likelihood that the rights agent will have sufficient funds to pay the subscription price in light of a possible appreciation of the Australian dollar against the U.S. dollar between the date hereof and the end of the subscription period and to pay the depositary’s issuance fee of $0.01 per new ADS.

We will determine the final U.S. dollar subscription price on or about May 6, 2013 at a market-based rate to pay the A$0.50 subscription price per ADS. If the actual U.S. dollar price (equal to the A$0.50 subscription price stated in U.S. dollars on or about May 6, 2013) plus the issuance fee is less than the deposit amount, the rights agent will refund such excess to the subscribing rights holder without interest. However, if the U.S. dollar cost of the A$0.50 subscription price plus the ADS issuance fee exceeds the deposit amount, the rights agent will not deliver the ADSs to such subscribing rights holder until it has received payment of the deficiency. The ADS rights agent may sell a portion of the new ADSs that is sufficient to pay any shortfall that is not paid within 14 days of notice of the deficiency. In addition, to the extent that the shortfall of the deposit amount below the U.S. dollar cost of the A$0.50 subscription price plus the ADS issuance fee exceeds 20%, the rights agent may reduce pro-rata the amount of new shares for which it subscribes, which will reduce the number of new ADSs that will be available for delivery to subscribing rights holders.

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Exercise of Warrants

Warrants may be exercised at any time and from time to time until 5:00 p.m., Perth, Australia time, March 31, 2017, the expiration date for exercising warrants. ADS holders may only exercie warrants by contacting our Chief Financial Officer by phone 303-524-3360 or by email robyn.lamont@samsonoilandgas.com. Upon receipt of contact from holder who would like to exercise, we will in turn coordinate with Security Transfer Registrars Pty Ltd, our warrants transfer agent, to exercise the warrants for ordinary shares, and then we will coordinate with The Bank of New York Mellon, the depositary for our ADSs, to have the ordinary shares deposited for issuance of ADSs. The depositary will deliver to the holder or its broker the ADSs upon payment of its fees and expenses. An issuance fee per ADS will be payable by its holder upon exercise of warrants, which fee is tentatively set as $0.01, but may change.

The exercise price of the warrants will be converted to U.S. dollars based upon the U.S. dollar to Australian dollar exchange rate as published by the Reserve Bank of Australia the date the exercise occurs.

Ordinary Share and Warrant Registrar

Security Transfer Registrars Pty Ltd will act as ordinary share and warrant registrar.

ADS Rights Agent

The Bank of New York Mellon, the depositary for the ADSs, will act as rights agent.

ADS Information Agent

Georgeson Inc. will act as ADS information agent.

ADS Holder Helpline

If you have any questions about how to participate in this rights offering, banks and brokers may call the information agent at 800-223-2064 and all others may call 800-213-0473. These helplines are available from 9:00 a.m. to 6:00 p.m., New York City time, Monday to Friday. You may also call the Company at 303-298-0369 during Denver business hours.

Please note that the helpline will only be able to provide you with information contained in the prospectus supplement, and will not be able to give advice on the merits of the rights offering or to provide financial advice.

No Fractional Rights

We will neither issue fractional rights nor pay cash in lieu thereof. The subscription rights will be aggregated for all of the ADSs you own on the record date. As an example, if you owned 1,000 ADSs on the record date, you may purchase 333 ADSs and 2,664 warrants to exercise for the purchase of 133 ADSs.

All subscription rights entitlements will be rounded down to the nearest whole subscription right.

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Record Date

Holders as of the close of business April 8, 2013, may participate in this rights offering. Due to time zone differences, the record date will be 5:00p.m. in Perth on April 8, 2013 for ordinary shareholders and 5:00p.m. in New York City on April 8, 2013 for ADS holders.

Subscription Period

Holders may subscribe from April 9, 2013 until the expiration date of this rights offering which is scheduled to be April 30, 2013. Due to time zone differences, the expiration date will be 5:00p.m. in Perth on April 8, 2013 for ordinary shareholders and 5:00p.m. in New York City on April 8, 2013 for ADS holders.

Once a holder exercises any subscription rights, that exercise may not be revoked or changed.

ADS subscriptions and full payment of the deposit amount must be received by the ADS rights agent prior to 5:00p.m. New York City time on April 30, 2013. If you have any questions about the participation procedures, you may call the ADS information agent. Banks and brokers may call 800-223-2064 and all others may call 800-213-0473.

Ordinary share subscriptions and full payment of the deposit amount must be received by the ordinary shares rights agent prior to 5:00p.m. Perth time on April 30, 2013. If you have any questions about the participation procedures, you may call the ordinary share registrar at +618 9315 2333.

Oversubscription Privilege

Each of our ordinary shareholders and ADS holders may apply to oversubscribe for any ADSs and warrants that are not subscribed for by the other ordinary shareholders and ADS holders in the rights offering, subject to rounding and other adjustments. However, our board of directors reserves the right to issue oversubscription securities at its discretion, and there is no guarantee that holders will receive oversubscription securities for which they have applied. In the case you do not receive all of the oversubscription securities for which you applied, all oversubscription funds included with your subscription form will be returned to you. You must have subscribed for the maximum number of securities permitted by your subscription rights in order to exercise your oversubscription privilege. You must pay the full deposit amount for all oversubscription securities that you seek to purchase.

Listing

We expect that the ADSs sold in this offering, including those that may be issued upon exercise of the warrants, will be traded on the NYSE MKT. There can be no assurance, however, that the NYSE MKT will grant our application to list the additional ADSs sold in this ADS rights offering or those issuable upon exercise of the warrants.

No application to the ASX is necessary in order to have the warrants, ordinary shares and the ordinary shares issuable upon exercise of the warrants quoted on the ASX. We intend to quote such warrants and ordinary shares and the warrants on the ASX.

Extensions, Amendments and Termination

Your subscription form, together with full payment of the deposit amount, must be received by the rights agent on or prior to the expiration date of this rights offering pursuant to the instructions below.

We may extend the period for exercising the subscription rights in our sole discretion. We will extend the duration of this rights offering as required by applicable law, and may choose to extend it if we decide to give investors more time to exercise their subscription rights in this rights offering. If we elect to extend the previously scheduled expiration date of this Rights offering, we will issue a press release announcing such extension no later than 11:00 a.m., Denver time, on the business day immediately following the previously scheduled expiration date.

We reserve the right, in our sole discretion, to amend or codify the terms of this rights offering. In the event of a material change in this rights offering, including the waiver of a material condition, we will extend the duration of this rights offering if necessary to ensure that at least five business days remain in this rights offering following notice of the material change.

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We reserve the right to cancel or terminate this rights offering, in whole or in part, in our sole discretion at any time prior to the time that this rights offering expires for any reason or no reason.

If you do not exercise your subscription rights prior to April 30, 2013, the scheduled expiration date of this rights offering, your unexercised ADS subscription rights will be null and void and will have no value.

We will not be obligated to honor your exercise of subscription rights if your documents or the payment relating to your exercise are received after this rights offering expires, regardless of when you transmitted the documents.

Timetable

The timetable below lists certain important dates relating to the rights offering. All future dates are expected and subject to change. No assurance can be given that the issuance, delivery and trading of the securities will not be delayed.

Announcement of rights offering	March 21, 2013
Record date	April 8, 2013
Subscription period commences	April 9, 2013
Subscription period ends / Expiration date of rights offer	April 30, 2013
Expected date for trading commencement of the ordinary shares and warrants	May 9, 2013
Expected date for trading commencement of the ADSs	May 9, 2013
Expiration date for exercising warrants	March 31, 2017

Subscription Procedures

You may exercise your rights to subscribe as follows:

ADS Subscription and Oversubscription Procedures

As an ADS holder, you may do one of the following:

•	accept your entitlement in full;
•	accept part of your entitlement;
•	allow your entitlement to lapse; or
•	apply for additional ordinary shares and attaching warrants in excess of your entitlement.

ADS subscription and oversubscription by brokers and banks

The subscription rights will be credited to the book-entry system of the Depository Trust Company, or DTC, for further credit to the accounts of persons who held ADSs on the record date. If you hold rights through DTC, you can exercise your rights for ADSs (but not warrants, see “Delivery Instructions for Warrants” below for subscription instructions for warrants) by delivering completed subscription instructions for ADSs through DTC’s PTOP Function on the “agent subscriptions over PTS” procedure and instructing DTC to charge your applicable DTC account for the deposit amount for the ADSs and to deliver such amount to the rights agent. DTC must receive the subscription instructions and the payment of the deposit amount for the ADSs so as to allow DTC sufficient time to transmit the subscription instructions and payment of the deposit amount to the rights agent prior to the expiration of the subscription period. If the deposit amount instructions and payment with respect to rights are not received by the rights agent by the end of the subscription period, the rights agent will not be authorized to and consequently will not, accept any delivery or exercise of subscription instructions with respect to those rights.

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ADS subscription and oversubscription by beneficial owners.

If you are a beneficial owner of rights and you wish to participate in the rights offering but you are neither a DTC participant nor a registered holder of the rights, you should timely contact the financial intermediary through which you hold rights to arrange for their exercise and to arrange for payment of the deposit amount. You are urged to consult your financial intermediary without delay in case your financial intermediary is unable to act immediately.

ADS subscription and oversubscription by registered holders.

If you are a holder of rights registered directly with the depositary, you can exercise your rights by delivering to the ADS rights agent a properly completed subscription form and paying in full the deposit amount for the offered securities. Payment must be made by certified check or bank draft payable to “The Bank of New York Mellon—Samson Oil & Gas Limited Rights Offering”. A subscription form is attached hereto as Appendix A, and registered holders will be sent their subscription forms by first class mail as promptly as practicable after the record date. The oversubscription form is included in the subscription form.

The properly completed subscription form and payment should be delivered to:

By Mail:	By Overnight Courier or By Hand:

The Bank of New York Mellon	The Bank of New York Mellon
c/o Shareowner Services	c/o Shareowner Services
Attn: Corporate Action Department	480 Washington Boulevard
P.O. Box 3301	Attn: Corporate Action Department - 27th Floor
South Hackensack, NJ 07606	Jersey City, NJ 07310

The ADS rights agent must receive the subscription form and payment of the deposit amount on or before the end of the subscription period. Deposit in the mail will not constitute delivery to the rights agent. The rights agent has discretion to refuse to accept any improperly completed or unexecuted subscription form.

You will elect the method of delivering the subscription form and paying the deposit amount to the rights agent and you will bear any risk associated with it. If you send the subscription form and payment by mail, you should use registered mail, properly insured, with return receipt requested, and allow sufficient time to ensure delivery to the rights agent.

Partial exercise of ADS rights

Subject to the requirements for the exercise of rights contained herein,

•	If you are a registered holder of rights and you wish to exercise only a portion of your total rights, you will need to indicate on the subscription form the amount of rights being exercised; and

•	If you are a beneficial owner of rights and you wish to exercise only a portion of your total rights, you will need to instruct the financial intermediary through which you hold your rights to debit the rights from the applicable book-entry account and deliver the rights to the rights agent and further instruct the rights agent to subscribe only with respect to the applicable number of rights.

ADS holders’ delivery instructions for warrants

All subscribing ADS holders must provide to the ADS rights agent registration details for registration of warrants directly on our warrant holder register. This information can be provided on the subscription form or otherwise delivered in writing to the ADS rights agent. It cannot be entered through the DTC subscription system.

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Subscriptions and full payment of the deposit amount must be received by the ADS rights agent by 5:00p.m. in New York City on April 30, 2013. If you have any questions participation procedures, you may call the information agent. Bank and brokers may call 800-223-2064 and all others may call 800-213-0473.

We and the rights agent will determine all questions about the timeliness, validity, form and eligibility of any exercise of the right to subscribe for ADSs and warrants. In our sole discretion, we may waive any defect or irregularity, or permit you to correct a defect or defects and irregularity within the time we determine. Subscription forms will not be considered received or accepted until we have waived all irregularities or you have cured them in time. Neither we nor the rights agent has any obligation to notify you of any defect or irregularity in your subscription form as submitted by you. We and the rights agent will not incur any liability for failing to do so.

Delivery of ADSs

The ADSs are expected to be delivered to each subscriber (by credit to its book-entry account at the financial intermediary through which it holds the rights or by direct registration of ADSs in uncertificated form in the name of the holder, which will be confirmed by making a confirmation, if it is a holder registered directly with the depositary) on or about May 6, 2013. This date may be changed in our sole discretion.

Ordinary Shares Subscription Procedures

The number of ordinary shares to which you are entitled is shown on the Entitlement and Acceptance Form attached hereto as Exhibit B. Fractional entitlements will be rounded up to the nearest whole share. You may do one of the following:

•	accept your entitlement in full;
•	accept part of your entitlement;
•	allow your entitlement to lapse; or
•	apply for additional ordinary shares and attaching warrants in excess of your entitlement.

How to accept ALL of your ordinary share subscription rights

Complete the accompanying Entitlement and Acceptance Form according to the instructions on the form.

Send the completed form, together with a cheque or bank draft in payment for all your rights, to reach the Company's share registry, Security Transfer Registrars, 770 Canning Highway, Applecross WA 6153, no later than 5:00pm Perth time on April 30, 2013.

How to accept PART of your ordinary share subscription rights

Complete the accompanying Entitlement and Acceptance Form for those rights that you wish to accept. Send the completed form together with a cheque or bank draft for the amount due in respect of the ordinary shares and warrants you intend to accept, to the Company’s share registry.

Lapse of rights

If you decide not to accept all or part of your rights, you do not need to do anything. Your rights will lapse on the Closing Date.

Apply for additional ordinary shares

Complete the Shortfall Application Form attached hereto as Appendix C according to the instructions on the form.

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Send the completed form, together with a cheque or bank draft for the amount due in respect of the additional shares for which you are applying, to reach the Company’s share registry, Security Transfer Registrars, 770 Canning Highway, Applecross WA 6153, no later than 5:00pm Perth time on April 30, 2013.

Payment

Applications for ordinary shares and warrants must be accompanied by payment in full of A$0.025 cents per share. Payments must be made by 5:00pm Perth time on April 30, 2013. Payments will only be accepted in Australian currency and as follows:

Payment by cheque or money order must be:

•	in Australian currency drawn on an Australian branch of a financial institution; and

•	payable to “Samson Oil & Gas Limited” and crossed “Not Negotiable”.

Shareholders must submit a completed personalised Entitlement and Acceptance Form if they elect to submit their application monies using a cheque or money order.

Payment by BPay®:

•	the biller code and reference number appears on your personalised Entitlement and Acceptance Form.

•	payment by BPay® should be made according to the instructions set out on your personalised Entitlement and Acceptance Form. If you pay by BPay® and do not pay for all of your Rights, the balance of your Rights will be treated as not having been taken up.

Shareholders are not required to submit a completed personalised Entitlement and Acceptance Form if they elect to submit their application monies using BPay®.

Cash payments will not be accepted. Receipts for payment will not be provided.

Delivery of Warrants

The offered warrants are expected to be delivered to each offered subscriber by book-entry account only with the Security Transfer Registrars Pty Ltd on or around May 6, 2013. Security Transfer Registrars Pty Ltd will thereafter mail transaction confirmation statements to holders. This date may be extended in our sole discretion.

No Recommendation

Whether to participate in this rights offering must be made according to each investor’s evaluation of its own best interests and after considering all of the information in this prospectus supplement and the accompanying prospectus, including (1) the risk factors under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus, and (2) all of the other information incorporated by reference in this prospectus supplement and the accompanying prospectus. Our board of directors has not made any recommendation to ordinary share or ADS holders regarding whether they should exercise their subscription rights.

Securities Outstanding after the Rights Offering

Set out below is a table showing the changes to our capital structure if the rights offering is fully subscribed:

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Ordinary Shares		US$
2,101,425,498	Existing issued capital as at 21 March 2013	83,770,807
700,475,166	New ordinary shares the subject of this Prospectus	17,962,331
2,801,900,664	Total issued capital	101,733,138

Options
117,711,611	(1)	Existing warrants and options
280.190,066		warrants to be issued pursuant to the rights offer
397,901,677		Total warrants on issue on completion of the rights offer

Notes

(1) Includes:
2,000,000	Options exercisable at 25 cents expiring on 11.05.2013
1,000,000	Options exercisable at 20 cents expiring on 30.11.2013
60,500,000	Options exercisable at 8 cents expiring on 31.12.2014
4,000,000	Options exercisable at 16.4 cents expiring on 31.12.2014
4,000,000	Options exercisable at 15.5 cents expiring on 31.10.2015
46,211,611	Options exercisable at 3.8 cents expiring 31.03.2017
117,711,611

DILUTION

If you invest in our securities in this offering, your interest may be diluted to the extent of the difference between the public offering price per unit and the net tangible book value per ordinary share after this offering. As of December 31, 2012, our historical net tangible book value was $54.2 million, or $0.027 per ordinary share, based on 1,985,896,471 ordinary shares outstanding at December 31, 2012. Our historical net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of ordinary shares outstanding as of December 31, 2012. After giving effect to our sale in this offering of ordinary shares and warrants at the public offering price, and of the previously announced registered direct offering. of A$0.025 per ordinary share and 0.4 of a warrant, or $0.026 based on the March 22, 2013 exchange rate, and after deducting placement agents’ fees and expenses and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering, our net tangible book value as of December 31, 2012 would have been $73.9 million, or $0.026 per ordinary share. While this represents no immediate decrease of net tangible book value per share to our existing stockholders and no immediate dilution of $nil per share to investors purchasing units in this offering, changes in exchange rates or other factors could cause purchasers in this offering or existing shareholders generally to suffer dilution in the net tangible value of their ordinary shares. The following table illustrates this per share dilution.

Public offering price per ordinary share and warrant	$0.026
Historical net tangible book value per share at December 31, 2012	0.027
Increase per share attributable to investors purchasing ordinary shares and warrants in this offering	--
Pro forma net tangible book value per share, as adjusted to give effect to this offering	0.026
Dilution to investors in this offering	$--

The above discussion and table excludes the shares of ordinary shares issuable upon exercise of the warrants offered by us pursuant to this offering and also excludes 117,711,611 ordinary shares issuable upon the exercise of warrants and options outstanding as of March 22, 2013, at a weighted average exercise price of $0.073 per share.

To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

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DESCRIPTION OF WARRANTS

0.4 warrants will be included at no charge with each ordinary share purchased. Each warrant will entitle its holder to purchase one ordinary share (so that 20 warrants will be required to purchase one ADS) at a cash exercise price of A$0.038, per ordinary share, subject to adjustment, which is $0.79 exercise price for each ADS based on the exchange rate for March 22, 2013 as published by the Australian Reserve Bank. The offering price per ordinary share and warrant is A$0.025, which is $0.026 based on the exchange rate for March 22, 2013 as published by the Australian Reserve Bank. The warrants are exercisable upon issuance and will expire at 5:00 p.m. Perth time on March 31, 2017.

The warrants are expected to be delivered to each offered subscriber by book-entry account only with Security Transfer Registrars Pty Ltd, the warrant transfer agent, on or around May 6, 2013. Security Transfer Registrars Pty Ltd will thereafter mail transaction confirmation statements to holders.

We have authorized and reserved for issuance, and will at all times reserve and keep available out of our authorized but unissued ordinary shares (or out of ordinary shares held in our treasury) solely for the purpose of issuance upon the exercise of the warrants, the maximum number of ordinary shares, in the form of ADSs, issuable upon the exercise of the warrants. All ADSs that may be issued upon the exercise of the rights represented by the warrants will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens, preemptive rights and charges with respect to their issue.

In addition, an issuance fee per ADS will be payable by its holder upon exercise of warrants, which fee is tentatively set as $0.01, but may change.

No warrants will be exercisable unless at the time of exercise a prospectus relating to the ADSs issuable upon exercise of the warrants is current and the ADSs have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We will use our best efforts to maintain a current prospectus relating to ADSs issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the ADSs issuable upon the exercise of the warrants is not current or if the ADSs are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

The terms of the warrants to be issued in this rights offering are as follows. The warrants are referred to as “New Options”:

1.	Each New Option entitles the holder to subscribe for and be allotted one ordinary share in the capital of the Company. The exercise price is 3.45 cents per New Option (the “Exercise Price”).

2.	The New Options are exercisable at any time prior to 5.00 pm (Perth time) on 31 March 2017 (the “Expiry Date”), by notice in writing to the Directors accompanied by payment of the Exercise Price.

3.	The New Options are transferable and an application will be made to the ASX for Official Quotation of the New Options.

4.	Shares will be allotted and issued pursuant to the exercise of New Options not more than 10 business days after receipt of a properly executed notice of exercise and payment of the requisite application moneys.

5.	Shares issued upon exercise of the New Options will rank pari passu in all respects with Company’s fully paid ordinary shares. The Company will apply for Official Quotation by ASX of all shares issued upon the exercise of New Options within 3 Business Days after the date of allotment of those shares.

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6.	There are no participating rights or entitlements inherent in the New Options and holders will not be entitled to participate in new issues of capital offered or made to the Shareholders during the currency of the New Options. However, the Company will send a notice to each optionholder at least 10 business days before the record date for any proposed issue of capital. This will give optionholders the opportunity to exercises their New Options prior to the date for determining entitlements to participate in any such issue.

7.	There are no rights to a change in the exercise price, or in the number of shares over which the New Options can be exercised, in the event of a bonus issue by the Company prior to the exercise of any New Options.

8.	In the event of any reorganisation of the issued capital of the Company on or prior to the Expiry Date, the rights of an option holder will be changed to the extent necessary to comply with the applicable ASX Listing Rules at the time of the reorganisation.

9.	The Company will, at least 20 Business Days before the Expiry Date, send notices to the optionholders stating the name of the optionholder, the number of New Options held, the exercise price, and the consequences of non-payment.

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CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

The following is a general summary of the material U.S. federal income tax consequences of the receipt, exercise, and lapse or other disposition of subscription rights and the acquisition, ownership and disposition of our ordinary shares, ADSs, units (for purposes of this summary, a “unit” being the security purchased pursuant to this rights offering consisting of a warrant and either an ordinary share or ADS) and warrants but does not purport to be a complete analysis of all the potential tax consequences relating thereto. This summary applies only to persons who receive subscription rights in this rights offering; acquire our ordinary shares, ADSs, units or warrants upon the exercise of such subscription rights; or, acquire our ordinary shares or ADSs upon the exercise of warrants received upon the exercise of such subscription rights.

This summary is based on U.S. tax laws including the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, rulings, judicial decisions, administrative pronouncements, and the U.S.-Australia income tax treaty, as amended (the “Treaty”), all as of the date of this prospectus supplement, and all of which are subject to change or changes in interpretation, possibly with retroactive effect. In addition, this summary is based in part upon the assumption that each obligation in the deposit agreement relating to our ADSs and any related agreement will be performed in accordance with its terms.

This summary is limited to U.S. Holders (as defined below) that hold our ordinary shares, ADSs, units and warrants as capital assets within the meaning of Section 1221 of the Code (i.e., generally, as property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may apply to holders that are subject to special tax rules, including: persons that are not U.S. Holders (as defined below); certain U.S. expatriates; insurance companies; tax-exempt entities; banks and other financial institutions; persons subject to the alternative minimum tax; regulated investment companies; securities broker-dealers or dealers; traders in securities who elect to apply a mark-to-market method of accounting; persons that own (directly, indirectly or by attribution) 10 percent or more of our outstanding share capital or voting stock; partnerships or other pass-through entities or a person who is an investor in such an entity; persons holding our ordinary shares, ADSs, or warrants as part of a straddle, hedging, constructive sale, synthetic security, integrated or conversion transaction; persons who acquire our ordinary shares, ADSs, and warrants pursuant to the exercise of employee stock options or otherwise as compensation; and, persons whose functional currency is not the U.S. dollar. Such holders may be subject to U.S. federal income tax consequences different from those set forth below. This summary assumes that we are not and will not become a controlled foreign corporation for purposes of the Code and, except as otherwise indicated, that we are not and will not become a passive foreign investment company.

We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with these statements and conclusions.

Each recipient of subscription rights or holder of our ordinary shares, ADSs, units, or warrants that is not a U.S. Holder (as defined below) should consult with its own tax adviser regarding the U.S. federal, state, and local tax consequences of the receipt or exercise of subscription rights and of the purchase, ownership and disposition of our ordinary shares, ADSs, units, or warrants.

This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a holder in light of the holder’s particular investment or other circumstances. In addition, this summary does not discuss any U.S. state or local income, foreign income, estate, gift, generation-skipping or other tax consequences or (except as specifically addressed herein) the effect of any tax treaty.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares, ADSs, units or warrants, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and partners are urged to consult their own tax advisors regarding the specific tax consequences of the ownership and disposition of our ordinary shares, ADSs, or warrants.

For U.S. federal income tax purposes, a U.S. holder of ADSs generally will be treated as owning the underlying shares represented by those ADSs. Therefore, deposits or withdrawals by a U.S. holder of shares for ADSs or of ADSs for shares will not be subject to U.S. federal income tax. This summary (except where otherwise expressly noted) applies equally to holders of ordinary shares and holders of ADSs.

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WE URGE ALL PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, ADSs, UNITS OR WARRANTS.

The following is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below).

Definition of U.S. Holder

As used herein, the term “U.S. Holder” means a beneficial owner of our ordinary shares, ADSs, units or warrants that is (a) an individual citizen or resident of the United States for U.S. federal income tax purposes; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust, if (i) a court within the United States can exercise primary supervision over the administration of the trust and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) a valid election is in effect under applicable Treasury Regulations to treat such trust as a United States person.

Taxation of Subscription Rights

Receipt of Subscription Rights. We believe that the receipt of subscription rights pursuant to the rights offering will be treated as a non-taxable distribution with respect to a U.S. Holder’s ordinary shares or ADSs. If the fair market value of the subscription rights received is less than 15 percent of the fair market value of the ordinary shares or ADSs with respect to which the subscription rights are being distributed (such fair market values being determined on the date of distribution of the subscription rights), the subscription rights will be allocated zero basis for U.S. federal income tax purposes, unless the U.S. Holder elects to allocate a portion of its basis in its ordinary shares or ADSs to the subscription rights in proportion to the fair market values of the ordinary shares or ADSs, on the one hand, and the subscription rights, on the other hand, each as determined on the date of distribution of the subscription rights. This election must be made on the U.S. Holder’s tax return for the taxable year in which the subscription rights are received. However, if the fair market value of the subscription rights received by the U.S. Holder is 15 percent or more of the fair market value of the ordinary shares or ADSs with respect to which the subscription rights are being distributed (such fair market values being determined on the date of distribution of the subscription rights), basis in the ordinary shares or ADSs must be allocated between the ordinary shares or ADSs, on the one hand, and the subscription rights, on the other hand, in proportion to the fair market values of the ordinary shares or ADSs and the subscription rights, each as determined on the date of distribution of the subscription rights.

Exercise of Subscription Rights. A U.S. holder who exercises subscription rights will not recognize taxable income upon the receipt of units pursuant to the exercise of subscription rights. Units received pursuant to the exercise of subscription rights will have a tax basis equal to the basis in the subscription rights exercised to obtain the units, if any, plus the subscription price paid. Each unit should be treated for U.S. federal income tax purposes as a unit consisting of one ordinary share or ADS, and a warrant to acquire 0.40 of an ordinary share. The basis in each unit acquired will be allocated between the ordinary share or ADS, on the one hand, and the warrant, on the other, based on their respective relative fair market values. We will determine this allocation based upon our determination, which we will complete following the closing of the rights offering, of the relative values of the ordinary share (or ADS) and warrant comprising a unit. This allocation will be reported to any person to which we transfer units that acts as a custodian of securities in the ordinary course of its trade or business, or that effects sales of securities by others in the ordinary course of its trade or business, and may be reported to the IRS by such persons. This allocation is not binding on you, the IRS or the courts. Prospective investors are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the exercise of subscription rights and the determination and allocation of basis between the ordinary share (or ADS) and the warrant comprising a unit. A U.S. Holder’s holding period in the newly acquired ordinary shares (or ADSs) and warrants generally will begin on the date the subscription rights are exercised.

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Lapse or Other Disposition of Subscription Rights. A U.S. Holder that allows the subscription rights to expire without selling or exercising them will not recognize a loss upon the lapse or expiration of the rights, and no portion of the tax basis of the ordinary shares or ADSs owned by such U.S. Holder with respect to which such subscription rights were received will be allocated to the unexercised subscription rights, and any election made by such U.S. Holder to allocate basis to the rights will not apply. The subscription rights are non-transferrable. However, if a U.S. Holder sells or otherwise disposes of the subscription rights in a taxable sale or disposition, the U.S. Holder will recognize capital gain or loss on the sale or other disposition of the subscription rights in an amount equal to the difference between the U.S. Holder’s adjusted tax basis in the subscription rights, if any, and the U.S. dollar value of the amount realized from the sale or other disposition, if any. Any such gain or loss will be long-term capital gain or loss if the holding period for the rights is more than one year, and otherwise will be short-term capital gain or loss. A U.S. Holder’s holding period in the rights will include such U.S. Holder’s holding period in the ordinary shares or ADSs with respect to which the rights were received. Any such gain or loss generally will be treated as arising from U.S. sources. The deductibility of capital losses is subject to significant limitations. Capital gains may be subject to the surtax on unearned income, as discussed below under “Surtax on Unearned Income.”

Taxation of Dividends

We do not anticipate paying dividends in the foreseeable future. However, subject to the discussion regarding “Passive Foreign Investment Company Considerations,” below, the gross amount of any distribution (including the amount of any Australian withholding tax thereon) paid to a U.S. Holder by us with respect to ordinary shares or ADSs (including ordinary shares or ADSs received on the exercise of warrants) generally will be taxable as dividend income to the U.S. Holder for U.S. federal income tax purposes on the date the distribution is actually or constructively received by the U.S. Holder or, in the case of ADSs, by the depositary, to the extent the distribution is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current or accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the ordinary shares or ADSs with respect to which such distribution is made, and any remaining excess will be treated as capital gain from a sale or exchange of our shares of our ordinary shares or ADSs, subject to the tax treatment described below in “Sale, Exchange or Other Disposition of our Ordinary Shares or ADSs.”

Corporate U.S. Holders will not be eligible for the dividends received deduction in respect of dividends paid by us. For foreign tax credit limitation purposes, at least a portion of the dividends paid by us generally would be U.S.-source income if, and to the extent that, more than a de minimis amount of our earnings and profits out of which the dividends are paid is from sources within the United States. The remaining portion of the dividends paid by us will be from sources outside of the United States. The amount of any distribution paid in foreign currency (including the amount of any Australian withholding tax thereon) generally will be includible in the gross income of a U.S. Holder of ordinary shares or ADSs in an amount equal to the U.S. dollar value of the foreign currency, calculated by reference to the spot rate in effect on the date of receipt by the U.S. Holder, or, the case of ADSs, by the depositary, regardless of whether the foreign currency is converted into U.S. dollars on such date. The amount of any distribution paid in a foreign currency generally will be converted into U.S. dollars by the depositary upon its receipt. Accordingly, a U.S. Holder of ADSs generally will not be required to recognize foreign currency gain or loss in respect of the distribution. Special rules govern and specific elections are available to accrual method taxpayers to determine the U.S. dollar amount includible in income in the case of taxes withheld in a foreign currency. Accrual basis taxpayers are therefore urged to consult their own tax advisors regarding the requirements and elections applicable in this regard.

Subject to certain limitations, Australian withholding taxes will be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividend income generally will constitute “passive category” income, or in the case of certain U.S. Holders, “general category” income. The use of foreign tax credits is subject to complex conditions and limitations. In lieu of a credit, a U.S. Holder who itemizes deductions may elect to deduct all of such U.S. Holder’s foreign taxes in the taxable year. A deduction does not reduce U.S. tax on a dollar-for-dollar basis like a tax credit, but the deduction for foreign taxes is not subject to the same limitations applicable to foreign tax credits. U.S. Holders are urged to consult their own tax advisors regarding the availability of foreign tax credits.

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The “qualified dividend income” of certain non-corporate U.S. Holders (including individuals) is subject to tax at the same maximum U.S. federal income tax rate applicable to long-term capital gains. For this purpose, qualified dividend income generally includes dividends paid by a non-U.S. corporation if, among other things, the U.S. Holder meets certain minimum holding period and other requirements and the non-U.S. corporation is not a passive foreign investment company and satisfies certain requirements, including that either (i) the ordinary shares or ADSs with respect to which the dividend has been paid are readily tradable on an established securities market in the United States, or (ii) the non-U.S. corporation is eligible for the benefits of a comprehensive U.S. income tax treaty (such as the Treaty) that provides for the exchange of information. Dividends may be subject to the surtax on unearned income, as discussed below under “Surtax on Unearned Income.” Dividends not eligible to be taxed at the same maximum U.S. federal income tax rate applicable to long-term capital gains will generally be taxed at the same rates applicable to ordinary income and short-term capital gains.

Sale, Exchange or Other Disposition of our Ordinary Shares or ADSs

In general, upon a taxable sale, exchange or other disposition of our ordinary shares or ADSs (including ordinary shares or ADSs received on the exercise of warrants), and subject to the rules for passive foreign investment companies discussed in “Passive Foreign Investment Company Considerations,” below, a U.S. Holder will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized on the disposition and the U.S. Holder’s tax basis, determined in U.S. dollars, in the ordinary shares or ADSs. Such gain or loss will be treated as long-term capital gain or loss if the Holder’s holding period in the ordinary shares or ADSs exceeds one year at the time of disposition, and will otherwise be short-term gain or loss. Such gain or loss generally will be U.S. source gain or loss. The deductibility of capital losses is subject to significant limitations. Capital gains may be subject to the surtax on unearned income, as discussed below under “Surtax on Unearned Income.”

Tax Rates Applicable to Ordinary Income and Capital Gains of Non-Corporate U.S. Holders

Ordinary income and short-term capital gains of non-corporate U.S. Holders are generally subject to U.S. federal income tax at rates of up to 39.6%. Long-term capital gains of non-corporate U.S. Holders are generally subject to U.S. federal income tax at rates of up to 20%. The deductibility of capital losses is subject to significant limitations

Exercise or Lapse of Warrants

Upon the exercise of warrants a U.S. Holder will not recognize gain or loss and will have a tax basis in the ordinary shares or ADSs received equal to the U.S. Holder’s tax basis in the warrants plus the exercise price of the warrants. Subject to the rules for passive foreign investment companies discussed in “Passive Foreign Investment Company Considerations,” below, the holding period for ordinary shares or ADSs received pursuant to the exercise of warrants will begin on the date following the date of exercise (or possibly the date of exercise) and will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder will recognize a capital loss in an amount equal to the tax basis in the warrant. Such loss will be long-term capital loss if the warrant had been held for more than one year as of the date the warrant lapsed and otherwise will be short-term capital loss.

Adjustment to Exercise Price

Under Section 305 of the Code, if certain adjustments are made (or not made) to the number of ordinary shares or ADSs issued upon the exercise of warrants, or to the exercise price of a warrant, a U.S. Holder may be deemed to have received a constructive distribution, which could result in the U.S. Holder recognizing dividend income.

Passive Foreign Investment Company Considerations

A non-U.S. corporation will be classified as a PFIC in any taxable year in which, after taking into account the income and assets of certain subsidiaries, either (i) at least 75% of its gross income is passive income, or (ii) at least 50% of the average value of its assets is attributable to assets that produce or are held for the production of passive income. Whether or not we will be classified as a PFIC in any taxable year is a factual determination and will depend upon our assets, the market value of our ordinary shares, and our activities in each year and is therefore subject to change.

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Although we do not believe that we were a PFIC for the taxable year ended June 30, 2012 and do not expect to be a PFIC in the foreseeable future, the tests for determining PFIC status depend upon a number of factors. Some of these factors are beyond our control and may be subject to uncertainties, and we cannot assure you that we have not been or will not be a PFIC. We have not undertaken a formal study as to our PFIC status, and we do not undertake an obligation to determine our PFIC status, or to advise investors in our securities as to our PFIC status, for any year.

If we are a classified as a PFIC for any taxable year, the so–called “excess distribution” regime of Code Section 1291 will apply to any U.S. Holder of ordinary shares or ADSs that does not make a mark–to–market or qualified electing fund election, as described below. Under the excess distribution regime, (i) any gain the U.S. Holder realizes on the sale or other disposition of the ordinary shares or ADSs (possibly including a gift, exchange in a corporate reorganization, or grant as security for a loan) and any “excess distribution” that we make to such holder (generally, any distributions to such holder in respect of the ordinary shares or ADSs during a single taxable year that are greater than 125% of the average annual distributions received by such holder in the three preceding years or, if shorter, such holder’s holding period for the ordinary shares or ADSs), will be treated as ordinary income that was earned ratably over each day in such holder’s holding period for the ordinary shares or ADSs; (ii) the portion of any excess distributions allocated to the current year or prior years before the first day of the first taxable year beginning after December 31, 1986 in which we became a PFIC would be includible by the U.S. holder as ordinary income in the current year; (iii) the portion of such gain or distribution that is allocable to prior taxable years during which we were a PFIC will be subject to tax at the highest rate applicable to ordinary income for the relevant taxable years, regardless of the tax rate otherwise applicable to such holder and without reduction for deductions or loss carryforwards; and (iv) the interest charge generally applicable to underpayments of tax will be imposed with respect of the tax attributable to each such year. For this purpose, the holding period of an ordinary share or ADS received upon exercise of a warrant will, under Proposed Treasury Regulations issued in 1993, include the holding period of the warrant.

 Dividends received from us will not be “qualified dividend income” if we are a PFIC in the year of payment, or were a PFIC in the year preceding the year of payment, and will be subject to taxation at ordinary income rates.

If we are classified as a PFIC for any taxable year and our ordinary shares or ADSs are treated as “marketable securities” under applicable U.S. Treasury Regulations, a U.S. Holder may avoid the excess distribution regime described above by making a valid “mark–to–market” election with respect to the ordinary shares or ADSs. If a valid mark–to–market election is made, an electing U.S. Holder generally (i) will be required to recognize as ordinary income an amount equal to the excess, if any, of the fair market value of the ordinary shares or ADSs over the holder’s adjusted tax basis in such ordinary shares or ADSs at the close of each taxable year, or (ii) if the U.S. Holder’s adjusted tax basis in the ordinary shares or ADSs exceeds their fair market value at the close of each taxable year, will be allowed to deduct the excess as an ordinary loss to the extent of the net amount of income previously included as a result of the mark–to–market election. A U.S. Holder’s basis in its ordinary shares or ADSs will be adjusted to reflect the amounts included or deducted with respect to the mark–to–market election, and any gain or loss on the disposition of ordinary shares or ADSs will generally be ordinary income, or, to the extent of previously included mark–to–market inclusions, ordinary loss. Each U.S. Holder must make its own mark–to–market election. Once made, the election cannot be revoked without the consent of the IRS unless the ordinary shares or ADSs cease to be marketable securities. Under applicable U.S. Treasury Regulations, marketable securities includes stock of a PFIC that is “regularly traded” on a qualified exchange or other market. Because our ordinary shares are traded on the Australian Stock Exchange and our ADSs are traded on the NYSE MKT, we expect that our ordinary shares and ADSs will be treated as “regularly traded,” and a U.S. Holder should be able to make a mark–to–market election. However, no assurance that our ordinary shares or ADSs are or will be marketable securities can be given.

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The excess distribution regime would not apply to any U.S. Holder who is eligible for and timely makes a valid “qualified electing fund” (“QEF”) election, in which case such holder would be required to include in income on a current basis such holder’s pro rata share of our ordinary income and net capital gains. To be timely, a QEF election must be made for the U.S. Holder’s first taxable year that includes any portion of the U.S. Holder’s holding period in our ADS or ordinary shares during which we are a PFIC. For this purpose, a U.S. Holder may elect to restart the U.S. Holder’s holding period in our ADSs or ordinary shares by agreeing to recognize, and pay tax and interest under the excess distribution regime described above, on the amount of any appreciation in the ADSs or ordinary shares held. However, a U.S. Holder’s QEF election will be valid only if we provide certain annual information to our shareholders. We have not decided at this time whether we will provide such annual information and thus it is possible that U.S. Holders will not be able to make a valid QEF election with respect to our ordinary shares and ADSs. A QEF election cannot be made with respect to warrants.

Special rules apply with respect to the calculation of the amount of the foreign tax credit with respect to excess distributions made by a PFIC.

If we are a PFIC in a taxable year and own shares in another PFIC (a “lower–tier PFIC”), a U.S. Holder also will be subject to the excess distribution regime with respect to its indirect ownership of the lower–tier PFIC. The mark–to–market election would not be available for any indirect ownership of a lower–tier PFIC. A QEF election can be made for a lower–tier PFIC, but only if we provide the U.S. Holder with the financial information necessary to make such an election.

U.S. Holders who own ordinary shares or ADSs during any year in which we are a PFIC must file IRS Form 8621 with their U.S. federal income tax return for each year in which such holder owns ordinary shares or ADSs and either recognizes gain on a disposition of such ordinary shares, receives certain distributions from us, or makes an election with respect to PFIC status. Pursuant to the recently-enacted Code Section 1298(f), all U.S. Holders may be required to provide annual information regarding ownership of an interest in a PFIC. As of the date hereof, the IRS has suspended the reporting requirements imposed under Code Section 1298(f) for PFIC shareholders that are not otherwise required to file IRS Form 8621.

Surtax on Unearned Income

A surtax of 3.8% (the “unearned income Medicare contribution tax”) applies to the “net investment income” of certain U.S. Holders in excess of a threshold amount. Net investment income generally includes interest, dividends, royalties, rents, gross income from a trade or business involving “passive” activities, and net gain from the disposition of property (other than property held in a “non-passive” trade or business). Net investment income is reduced by deductions that are properly allocable to such income

HIRE Act

U.S. Holders should consult their tax advisors regarding the effect, if any, of the Hiring Incentives to Restore Employment Act, signed into law on March 18, 2010, which provides disclosure and withholding rules relating to ownership by U.S. persons of financial accounts with foreign financial institutions

U.S. Information Reporting and Backup Withholding

Dividend payments with respect to ordinary shares or ADSs and proceeds from the sale, exchange, redemption, or other disposition of ordinary shares or ADSs may be subject to information reporting to the IRS and U.S. backup withholding. Certain exempt recipients, including corporations, are not subject to these information reporting requirements. Backup withholding will not apply to a holder who furnishes a correct taxpayer identification number or certificate of foreign status and who makes any other required certification. U.S. persons who are required to establish their exempt status generally must provide to us or our depositary an IRS Form W–9 (Request for Taxpayer Identification Number and Certification).

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 Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld by filing a timely claim for refund with the IRS and furnishing any required information

PLAN OF DISTRIBUTION

We intend to distribute on a pro rata basis at no charge nontransferable subscription rights, by sending subscription forms, and copies of this prospectus supplement and the accompanying prospectus to those persons that were holders of our ordinary shares and ADSs at the close of business on April 8, 2013 the record date for this rights offering.

We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of subscription rights pursuant to this prospectus supplement, and, except as described herein, no other commissions, fees or discounts will be paid in connection with this Rights offering. Certain of our officers, employees or independent contractors may solicit responses from the holders of the subscription rights in connection with this Rights offering, but such persons will not receive any commissions or compensation for such services other than their normal compensation, and no such compensation will be related, directly or indirectly, to the amount of ADS subscription rights exercised by ADS holders or other persons.

We estimate that the total expenses of this rights offering payable by us, including registration, filing and listing fees, rights agent fees, information agent fees, transfer agent fees, printing fees and legal and accounting expenses will be approximately $215,000.

LEGAL MATTERS

Squire Sanders (AU) will provide their opinion on the validity of the securities.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2012 have been so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Ryder Scott Company consented to the incorporation by reference of the statement of oil and gas reserves contained in its engineering report for the year ended June 30, 2012, which is incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement, and do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of that document as filed. Each statement in this prospectus supplement and accompanying prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We file and furnish annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through our website at www.samsonoilandgas.com, or you may request a copy of these filings, at no cost, by writing or telephoning us at 1331 17th Street, Suite 710, Denver, Colorado 80202.

S-39

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring to these documents. The information included in the following documents is incorporated by reference and is considered a part of this prospectus. The most recent information that we filed with the SEC automatically updated and superseded previously filed information.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 filed with the SEC on September 13, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the SEC on November 9, 2012;

•	Our Quarterly Report on Form 10-Q and 10-Q/A for the quarter ended December 31, 2012 filed with the SEC on February 11, 2013 and February 12, 2013, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on November 14, 2012 and March 22, 2013; and

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 10, 2012.

S-40

Filed pursuant to Rule 424(b)(2)

Registration No. 333-183327

PROSPECTUS

$200,000,000

Ordinary Shares, in the form of Ordinary Shares or American Depositary Shares

Debt Securities

Preference Shares

Warrants to Purchase

Rights to Purchase

Guarantees

We may offer and sell from time to time the securities described in this prospectus separately or together in any combination, with a maximum aggregate offering price of $200,000,000. Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Our ordinary shares are listed on the Australian Securities Exchange (the “ASX”) under the symbol “SSN” and our ADSs are listed on the NYSE MKT, formerly known as the NYSE Amex, under the symbol “SSN.” Our ordinary shares may be represented by ADSs, sold in the form of American Depositary Receipts (“ADRs”). Each ADS represents 20 of our ordinary shares.

The mailing address of our principal executive offices is 1331 17th Street, Suite 710, Denver, Colorado 80202. Our telephone number is 303-295-0344.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated November 6, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates.

Except as otherwise indicated, references in this prospectus to “Samson,” “we,” “us” and “our” refer to Samson Oil & Gas Limited and its subsidiaries collectively.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The current reports that we file with the SEC include, but are not limited to, the filings that we make with the ASX. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. Additional information about us, including but not limited to our SEC filings, is available at our website at www.samsonoilandgas.com. The information on our website is not a part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus also incorporates by reference the documents listed below and any other filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items):

•	The Annual Report on Form 10-K for the fiscal year ended June 30, 2012;

•	The portion of our Definitive Proxy Statement filed on October 28, 2011 that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended June 30, 2011; and

•	The description of our capital stock contained in our Registration Statement on Form 20-F, filed July 6, 2007, including any amendment or report filed for the purposes of updating such description, including the Description of our Capital Stock in this prospectus.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed as follows:

Samson Oil & Gas Limited
1331 17th Street, Suite 710
Denver, Colorado 80202
303-295-0344

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Written forward–looking statements may appear in documents filed with the Securities and Exchange Commission (“SEC”), including this quarterly report, documents incorporated by reference, reports to shareholders and other communications.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward–looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Samson relies on this safe harbor in making forward–looking statements.

Forward–looking statements appear in a number of places in this registration statement and include but are not limited to statements or comments regarding business strategy, exploration and development drilling prospects, activities at our oil and gas properties, oil and gas pipeline availability and capacity, natural gas and oil reserves and production, meeting our capital raising targets, adherence to any use of proceeds plans, our ability to raise additional capital and methods by which we may do so, our future production and our future operating results.

In this prospectus, the use of words such as “anticipate,” “continue,” “estimate,” “expect,” “likely,” “may,” “will,” “project,” “should,” “believe” and similar expressions are intended to identify uncertainties. While we believe that the expectations reflected in those forward–looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Our actual results could differ materially from those anticipated in these forward–looking statements. The differences between actual results and those predicted by the forward-looking statements could be material. Forward-looking statements are based upon our expectations relating to, among other things:

•	oil and natural gas prices and demand;

•	our future financial position, including cash flow, debt levels and anticipated liquidity;

•	the timing, effects and success of our acquisitions, dispositions and exploration and development activities;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production;

•	timing, amount, and marketability of production;

•	third party operational curtailment, such as processing plant or pipeline capacity constraints, that are beyond our control;

•	our ability to find, acquire, market, develop and produce new properties;

•	declines in the values of our properties that may result in write-downs;

•	effectiveness of management strategies and decisions;

•	the strength and financial resources of our competitors;

•	our dealings, if any, in commodity derivative instruments;

•	climatic conditions;

•	the receipt of governmental permits and other approvals relating to our operations;

•	unanticipated recovery or production problems, including cratering, explosions, fires; and

•	uncontrollable flows of oil, gas or well fluids.

Many of these factors are beyond our ability to control or predict. Neither these factors nor those referred to in the “Risk Factors” section of this prospectus represent a complete list of the risk factors that may affect us. All forward-looking statements speak only as of the date made. We do not undertake to update our forward–looking statements.

SAMSON OIL & GAS LIMITED

Our principal business is the exploration and development of oil and natural gas properties in the United States. Currently, we have several material oil and gas properties, three of which are producing. We own a working interest in each of our three material producing properties, through which we have entered into operating agreements with third parties under which the oil and gas are produced and sold. We also have 100% working interest in one exploration property and 50% to 100% working interest in a second property. We operate in one reportable segment, the exploration for, and the development and production of, oil and natural gas in the United States. We are a company limited by shares, incorporated on April 6, 1979 under the laws of Australia.

Our registered office is located at Level 36, Exchange Plaza, 2 The Esplanade, Perth, Western Australia 6000 and our telephone number at that office is +61 8-9220-9830. Our principal office in the United States is located at 1331 17th Street, Suite 710, Denver, Colorado 80202 and our telephone number at that office is 303-295-0344. Our website is www.samsonoilandgas.com. As used in this prospectus, unless the context otherwise indicates, references to “Samson,” the “Company,” “we,” “our,” “ours,” and “us” refer to Samson Oil & Gas Limited and its subsidiaries collectively.

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement or free writing prospectus, in our most recent Annual Report on Form 10-K, in our subsequent Quarterly Reports on Form 10-Q, if any, and in our Current Reports on Form 8-K that may be filed from time to time, all of which are incorporated by reference into this prospectus. Also, please read “Cautionary Statement Regarding Forward-Looking Statements” herein.

Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as the value of an investment in our securities. Additional risks that are known to us at this time or that we currently believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges is as follows for the periods indicated:

Year Ended June 30,
2009		2010		2011		2012
—	(1)	—	(1)	54.9	X(1)	—

(1) For the years ended December 31, 2009 and 2010, earnings were inadequate to cover fixed charges by approximately $10.2 million and $25.6 million, respectively.

(2) For the year ended June 30, 2012, our ratio of earnings to fixed charges was zero. The basis for this calculation is that we have no long-term debt and therefore no interest expensed or capitalized, amortized premiums, discounts or capitalized expense relating to indebtedness.

We have computed the ratio by dividing earnings by fixed charges. For this purpose, earnings consist of the sum of the following: income before income taxes and cumulative change in accounting principle, fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of premiums, discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense.

On July 1, 2011, we commenced reporting as a U.S. domestic issuer instead of as a foreign private issuer. In accordance with guidance from the SEC staff, our financial statements have been recast from IFRS into U.S. GAAP for only the past three years. As such, we have recast only three years of Ratio of Earnings to Fixed Charges as well. For the years ended December 31, 2007 and 2008, we expect that, if calculated per U.S. GAAP, earnings were inadequate to cover fixed charges.

USE OF PROCEEDS

Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for (i) exploration, exploitation and development of our then existing oil and gas properties, (ii) acquisition of oil and gas properties or of companies that own oil and gas properties, (iii) payment or reduction of outstanding indebtedness or (iv) other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

Currently our outstanding share capital consists of only one class of shares, which are ordinary shares. Our Constitution provides we may issue unlimited number of ordinary shares. 1,790,588,459 ordinary shares, no par value, were issued and outstanding as of September 1, 2012, of which 1,137,933,900 were held in the form of American Depositary Receipts.

Our Constitution provides that our board of directors (the “Board”) may issue shares to any person on the terms, with the rights, and at the times that the Board decides. In particular, the Board may issue an unlimited number of preference shares. No preference shares were issued and outstanding as of September 1, 2012.

The rights of our ordinary shareholders are governed by Australian law, our Constitution, the rules of the ASX and the NYSE MKT and, under some circumstances, applicable United States securities laws and rules promulgated thereunder. The rights of our ADR holders are also governed by the deposit agreement among us, the depositary and our ADR holders. The deposit agreement is governed by New York State law.

The following is a summary of the material terms of the shares that may be issued under our Constitution and ADRs, and is qualified in its entirety by reference to our Constitution and the deposit agreement, both of which are incorporated by reference in this prospectus.

General

Subject to the Australia Corporations Act of 2001 and the ASX Listing Rules, the rights attaching to our shares (other than our ADRs) are set forth in our Constitution.

Voting Rights

Under our Constitution, each shareholder has one vote determined by a show of hands at a meeting of the shareholders, unless a poll vote is demanded. On a poll vote each shareholder shall have one vote for each fully paid share and a fractional vote for each share which is not fully paid, such fraction being equivalent to the proportion of the amount which has been paid to such date on that share. Under Australian law, shareholders are not permitted to approve corporate action by written consent. Our Constitution does not provide for cumulative voting. Preference shareholders will have voting rights as determined by a special resolution of the Company or in accordance with the schedule on preference rights that is part of the constitution.

Conversion of shares

By resolution passed at a meeting of shareholders, we may convert:

•	shares into a larger or smaller number of shares;

•	an ordinary share into a preference share; and

•	a preference share into an ordinary share,

but, in the case of a conversion of partly paid shares into a larger number of shares, the proportion between the amount paid and the amount unpaid on each share must be the same as before the conversion.

Right to Share in our Profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends.

Dividend Rights

We may not pay a dividend except out of profits of the Company. The Board may from time to time determine to pay dividends to shareholders as appear to the Board to be justified by our profits. A declaration by the Board as to the amount of our profits is conclusive.

All dividends must be paid in accordance with the timetable set out in the ASX Listing Rules. All unclaimed dividends may be invested or otherwise used by the Board for our benefit until claimed or otherwise disposed of in accordance with our Constitution.

Unless established otherwise by a special resolution of the Company, the holder of a preference share is entitled, in priority to any payment of dividend on any other class of shares, to a preferential dividend. The dividend entitlement is cumulative if the resolution determining the terms of the preference shares states that it is cumulative and otherwise is non-cumulative.

Rights to Share in the Surplus in the Event of Liquidation

With the sanction of a special resolution, the liquidator may divide amongst the shareholders the whole or any part of the assets in-kind and the liquidator may determine how the division shall be carried out as between the shareholders or different classes of shareholders.

Redemption Provisions

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution and subject to the Corporations Act, any preference shares may be issued on the terms that they are, or may at our option be, liable to be redeemed.

Preemptive Rights and Sinking Fund Provisions

There are no preemption rights or sinking fund provisions in our Constitution in relation to ordinary shares.

Liability for Further Capital Calls

The Board may make any calls from time to time upon shareholders in respect to all monies unpaid on shares, whether on account of the nominal value of the shares or by way of premium, and not by the terms of issue of those shares made payable at fixed times. Each shareholder is liable to pay the amount of each call in the manner, at the time, and at the place specified by the Board. Calls may be made payable by installment.

Provisions Discriminating Against Holders of a Substantial Number of Shares

There are no provisions under our Constitution discriminating against any existing or prospective holders of a substantial number of our shares.

Staggered Board of Directors

At each annual general meeting to following directors must retire and be eligible for re-election:

(a) one third of the directors, except for the managing director, and

(b) any director who would, if that director remained in office until the next annual general meeting, have held that office for more than three years.

Variation of Share Rights

If at any time the capital is divided into different classes of shares, the rights attaching to any class of shares, may (unless otherwise provided by the terms of issue of the shares of that class), whether or not we are being wound up, be varied or cancelled with the sanction of a special resolution passed at a separate meeting of the holders of the shares of such class. The provisions of our Constitution relating to general meetings shall apply to every such meeting, except that the necessary quorum shall be shareholders present holding or representing three quarters of the nominal amount of the issued shares of the class and that any shareholder present holding shares of the class may demand a poll.

Preference Shares

Our Constitution authorizes us to issue an unlimited amount of “blank check” preferred stock, or preference shares. Accordingly, the Board will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval.

Any series of preference shares may be redeemable in whole or in part at our option, including while there is arrearage in the payment of dividends or sinking funds installments. The redemption provisions that may apply to a series of preference shares, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

American Depositary Shares

The Bank of New York Mellon, as depositary, will execute and deliver the American Depositary Receipts, or ADRs. Each ADR is a certificate evidencing a specific number of American Depositary Shares, also referred to as ADSs. Each ADS represents 20 ordinary shares (or a right to receive 20 ordinary shares) deposited with The Bank of New York Mellon, as the custodian for the depositary. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The term “ADR” refers to the instrument representing the ADSs, comparable to a stock certificate or ledger entry for uncertificated securities, while ADS refers to the right(s) to receive 20 ordinary shares represented by an ADR. The depositary’s office at which the ADRs and the underlying ADSs are administered is located at 101 Barclay Street, New York, New York 10286.

Our ADSs may be held either directly (by having an ADR registered in the holder’s name) or indirectly through a broker or other financial institution. If our ADSs are held directly, the holder of the ADS is an ADR holder. This description assumes the ADRs are held directly. If the ADRs are held indirectly, the indirect holder must rely on the procedures of his, her or its broker or other financial institution to assert the rights of ADR holders described in this section and should consult with his, her or its broker or financial institution to find out what those procedures are.

Holders of our ADSs have certain rights. A deposit agreement among us, the depositary and our ADS holders sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs. We do not treat our ADR holders as shareholders, and our ADR holders do not have shareholder rights. Australian law governs shareholder rights. The depositary is the holder of the underlying our ADRs. For more complete information, ADR holders should read the entire deposit agreement and the form of ADR.

How do our ADR holders receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay to our ADR holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. Our ADR holders will receive these distributions in proportion to the number of ordinary shares their ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADR holders to whom it is possible to do so. The depositary will hold the foreign currency it cannot convert for the account of the ADR holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, our ADR holders may lose some of the value of the distribution.

Before making a distribution, the depositary will deduct any withholding taxes that must be paid. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution in proportion to the number of ADRs representing the underlying shares. The depositary will only distribute whole ADSs. It will sell ordinary shares that would otherwise require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. Before making a distribution, the depositary will deduct any withholding taxes and fees that must be paid.

Rights to purchase additional shares . If we offer holders of our ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to our ADR holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, our ADR holders will receive no value for them.

The depositary will not offer the rights unless both the rights and the securities to which the rights relate are exempt from registration under the Securities Act or are registered under the Securities Act. If the depositary makes rights available to our ADR holders, it will exercise the rights and purchase the shares at the request of and on each ADR holder’s behalf if our ADR holders pay it the exercise price and any other charges the rights require our ADR holders to pay. The depositary will then deposit the shares and deliver ADSs to our ADR holders.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, our ADR holders may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADRs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to our ADR holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to our ADR holders unless it receives satisfactory evidence from us that it is legal to make that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADRs, shares, rights or anything else to ADR holders. This means that our ADR holders may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to them.

Deposit, Withdrawal and Cancellation

How are ADRs issued?

The depositary will deliver ADRs if ordinary shares or evidence of rights to receive ordinary shares are deposited with the custodian. Upon payment of its fees and expenses and any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names requested and will deliver the ADRs at its office to the persons requested.

How do ADR holders cancel ADRs and obtain ordinary shares?

Our ADR holders may turn in their ADRs at the depositary’s office in order to withdraw the securities represented by the ADR. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADR to the ADR holder or a person he, she or it designates at the office of the custodian. Or, at the ADR holder’s request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

Voting Rights

How do our ADR holders vote ?

Our ADR holders may instruct the depositary to vote the ordinary shares underlying their ADRs, but only if we ask the depositary to ask for their instructions. Otherwise, our ADR holders will not be able to exercise their right to vote unless they withdraw the underlying ordinary shares. In some cases, however, our ADR holders may not know about the meeting far enough in advance to withdraw the ordinary shares, so they are often dependent on our request that the depositary ask for their instructions.

If we do have the depositary ask for our ADR holders’ instructions, the depositary will notify our ADR holders of the upcoming vote and arrange to deliver our voting materials and form of notice to them. The materials will (1) describe the matters to be voted on and contain such information as is contained in the notice from us, (2) include a statement that the ADR holders on a specified record date will be entitled to direct the depositary to vote the shares or other deposited securities underlying the ADRs, subject to applicable law and our Constitution, and (3) explain how our ADR holders may instruct the depositary to vote the shares or other deposited securities underlying their ADSs as they direct. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to Australian law and the provisions of the depositary agreement and the depositary’s operating documents, to vote or to have its agents vote the shares or other deposited securities as our ADR holders instruct. The depositary shall not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADR holders. We cannot assure our ADR holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that our ADR holders may not be able to exercise their right to vote and there may be nothing they can do if their shares are not voted as they requested.

Payment of Taxes

The ADR holder is required to pay all taxes and other governmental charges that may be payable in respect of their ADSs, or the ordinary shares or other securities underlying their ADSs. The depositary may refuse to effect a transfer of any ADRs or refuse to effect the withdrawal of any securities underlying the ADRs while any such taxes and charges are outstanding. The depositary may deduct the amount of any taxes owed from any payments to our ADR holders. It may also sell deposited securities, by public or private sale, to pay any taxes owed. Our ADR holders will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to our ADR holders any proceeds, or send to our ADR holders any property, remaining after it has paid the taxes.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without the consent of our ADR holders for any reason which we deem desirable. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADR holders, it will not become effective for outstanding ADRs until 30 days after the depositary notifies ADR holders of the amendment. At the time an amendment becomes effective, our ADR holders are considered, by continuing to hold their ADRs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. In no event will an amendment impair the right of ADR holders to surrender and withdraw the underlying securities, except in order to comply with the applicable law.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so by notifying our ADR holders at least 60 days before termination. The depositary may also terminate the deposit agreement if the depositary has notified us that it would like to resign and by notifying our ADR holders at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADRs. At any time after the expiration of four months from the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADR holders that have not surrendered their ADRs. It will not invest the money and has no liability for interest. The depositary’s only obligations after the sale of the deposited securities will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADRs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	are not liable if either of us exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the deposit agreement on behalf any of our ADR holders or on behalf of any other party;

•	are not liable for any action or non action in reliance on the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any ADR holders or any other person believed in good faith to be competent to give such information;

•	are not liable for any acts or omissions made by a successor depositary; and

•	are not responsible for a failure to carry out any instructions for the depositary to vote the ADSs.

In the deposit agreement, we agree to indemnify the depositary for acting as depositary, except for losses caused by the depositary’s own negligence or bad faith, and the depositary agrees to indemnify us for losses resulting from its negligence or bad faith.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADR, make a distribution on an ADR, or permit withdrawal of the ordinary shares underlying an ADR, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary;

•	delivery of the certificates that we may specify to the depositary to assure compliance with the Securities Act; and

•	compliance with laws and regulations, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADRs or register transfers of ADRs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Right of our ADR holders to Receive the Ordinary Shares Underlying their ADRs

Our ADR holders have the right to cancel their ADRs and withdraw the underlying shares at any time except:

•	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•	When ADR holders seeking to withdraw ordinary shares owe money to pay fees, taxes and similar charges.

•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement besides those noted above.

Pre-release of ADRs

The deposit agreement permits the depositary to deliver ADRs before deposit of the underlying ordinary shares. This is called a pre-release of the ADR. The depositary may also deliver shares upon cancellation of pre-released ADRs (even if the ADRs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADRs instead of shares to close out a pre-release. The depositary may pre-release ADRs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADRs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Inspection Rights of ADR Holders

The depositary will make available for inspection by holders of ADRs at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are received by the depositary as the holder of the underlying ordinary shares and made generally available to the holders of ordinary shares by the Company. The depositary will keep books, at its Corporate Trust Office, for the registration of ADRs and transfers of ADRs which shall at all reasonable times be open for inspection by the ADR holders, provided that such inspection shall not be for the purpose of communicating with other ADR holders for purposes other than the business of the Company or a matter related to the Deposit Agreement or the ADRs.

Direct Registration System

All parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by the DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the Depositary.

Fees and Charges for Holders of American Depositary Receipts

Persons depositing shares or ADR holders must pay:	For:

• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

• US$0.02 (or less) per ADS	• Any cash distribution to our ADR holders

• A fee equivalent to the fee that would be payable if securities distributed to our ADR holders had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADR holders

• US$0.02 (or less) per ADS per calendar year (if the depositary has not collected any cash distribution fee during that year)	• Depositary services

• Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when our ADR holders deposit or withdraw shares

• Expenses of the depositary in converting foreign currency to U.S. dollars	• Whenever the depositary or the custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States

• Expenses of the depositary	• Facsimile transmissions (when expressly provided in the deposit agreement)

• Taxes and other governmental charges the depositary or the custodian have to pay on any ADR or share underlying an ADR, for example, stock transfer taxes, stamp duty or withholding taxes

• Any charges incurred by the depositary or its agents for servicing the deposited securities

If we:	Then:

• Reclassify, split up or consolidate any of the deposited securities	• The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

• Distribute securities on the shares that are not distributed to our ADR holders	• The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ADRs or ask our ADR holders to surrender their outstanding ADRs in exchange for new ADRs identifying new deposited securities.

• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may issue in the future. When we offer to sell a particular debt security, we will describe the specific terms of such debt security in the relevant prospectus supplement.

We may offer secured or unsecured debt securities, which may be convertible or non-convertible, in one or more series. Debt securities offered by this prospectus may be issued under one or more separate indentures between us and a trustee that we identify in a prospectus supplement relating to the particular debt securities being offered. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the relevant prospectus supplement will supersede the terms described in this prospectus. If there is an indenture, it will be qualified under, subject to and governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In such an event, the terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act.

The debt securities will be either senior or subordinated debt. Senior debt may be issued under a separate, senior note indenture and subordinated debt issued under a separate subordinated note indenture. Any such indentures may be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement, which may amend or replace the forms of indenture. If such a supplemental indenture conflicts with the base indenture, the terms of the supplemental indenture will control.

This summary of the debt securities and indentures is not complete and is qualified in its entirety by reference to the indentures and the prospectus supplement describing them. You should refer to the provisions of any such indenture, which will be filed with the SEC if there is an offering of debt securities pursuant to an indenture, for the complete terms of debt securities issued pursuant to an indenture. You should also carefully read the general summary below and the relevant prospectus supplement before investing in our debt securities. For purposes of this summary, the terms “we,” “our,” “ours” and “us” refer only to Samson and not to any of our subsidiaries, even though some the debt securities may be guaranteed by one or more of our subsidiaries.

We may issue debt securities at any time and from time to time in one or more series under a single indenture. Such an indenture could also give us the ability to reopen a series of debt securities and issue additional debt securities of the same series. If an indenture is used, it may not limit the amount of debt securities or other unsecured debt that we or our subsidiaries may issue.

General

The prospectus supplement relating to any debt securities that we may offer under this prospectus will contain the specific terms of the debt securities. Those terms may include the following:

•	the title and form of the debt securities, including the form of the certificate of authentication for such debt securities;

•	the aggregate principal amount of the debt securities being offered, and any limit on the amount that may be issued;

•	the date or dates, or the method of determining the dates, on which the debt securities will mature;

•	the interest rate or rates of the debt securities, or the method of determining those rates, the date interest will begin to accrue, the interest payment dates, the place(s) of payment and the regular record dates;

•	whether the debt securities are secured or unsecured and, if secured, by which assets and the terms of the security interest;

•	our right, if any, to extend the interest payment periods and the duration of such extension, or to reopen a series of debt securities and issue additional debt securities of the same series;

•	the terms of subordination of any series of subordinated debt;

•	the period or periods within which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture restricts our ability, or the ability of our subsidiaries, to:

incur additional indebtedness;

issue additional securities;

create liens;

pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

redeem capital stock;

place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

make investments or other restricted payments;

sell, assign or otherwise dispose of assets;

enter into sale/leaseback transactions;

engage in transactions with shareholders or affiliates;

issue or sell stock of our subsidiaries; or

effect a consolidation or merger;

•	whether the indenture requires us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special tax considerations applicable to the debt securities, including provisions relating to original discount securities, if offered;

•	whether the debt securities will be convertible or exchangeable into or for ordinary shares or preference shares and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•	information describing any book-entry features;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•	the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations;

•	the method of determining the amount of any payments on the debt securities which are linked to an index;

•	whether the debt securities will be issued in the form of one or more global securities in temporary or definitive form and who the depositary will be;

•	any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;

•	whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	any terms relating to modification of the terms of the debt securities or rights of the holders of such debt securities;

•	whether the securities will be guaranteed by any of our subsidiaries, including the identity of the subsidiaries and the terms of any subordination of such guarantee; and

•	any other specific terms of the debt securities.

We expect that any debt securities issued under this prospectus will be issued in fully registered form without coupons. If there is an indenture, subject to any limitations that may be provided in therein or in the applicable prospectus supplement, we expect that our debt securities issued in registered form may be transferred or exchanged at the offices of the indenture trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities generally bear no interest during all or a part of the time that these debt securities are outstanding or may bear interest at below-market rates and are sold at a discount below their stated principal amount at maturity. The prospectus supplement will describe any special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars. Debt securities may also bear legends required by United States federal tax law and regulations.

Payment and Paying Agent

We expect to make payment of the principal and interest on our debt securities on any fully registered payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the payment and on any bearer debt securities, upon presentation at the office of the designated paying agent. We will name in the relevant prospectus supplement the paying agent that we initially designate for any debt securities we issue under this prospectus.

Unless otherwise provided in an applicable indenture or other governing instrument and described in a prospectus supplement, money we pay to a paying agent or an indenture trustee for payment on any debt securities that remains unclaimed will be repaid to us two years after such payment has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Satisfaction and Discharge; Defeasance

Indentures or other instruments prescribing the terms of debt securities issued under this prospectus may contain a provision that permits us to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we do so, some of our obligations would normally continue, including obligations to:

•	maintain and apply money in the defeasance trust;

•	register the transfer or exchange of the debt securities;

•	replace mutilated, destroyed, lost or stolen debt securities, if applicable; and

•	maintain a registrar and paying agent in respect of the debt securities.

An indenture or other instrument establishing the terms our debt securities issued under this prospectus may also permit us to elect to be released from our obligations under specified covenants and from the consequences of an event of default resulting from a breach of those covenants. Any such right for us to elect to discharge our obligations or release selected covenants will be described in the applicable prospectus supplement and in the indenture or other governing instrument.

Events of Default

The indenture or other governing instrument for debt securities issued under this prospectus shall define an event of default, which may include some or all of the following events:

•	failure to pay interest on any debt securities when due, in some cases after a specified grace period;

•	failure to pay the principal of or any premium on any debt securities when due, in some cases after a specified grace period;

•	failure to observe or perform any other covenant contained in the debt securities or in the indenture, if any, in some cases after a specified grace period;

•	occurrence of an event of bankruptcy, insolvency or reorganization; or

•	any other event of default described in the relevant indenture or other governing instrument.

We may be required by an indenture or other governing instrument to furnish a certificate at specified times confirming our compliance with all conditions and covenants under the applicable indenture or other governing instrument.

Effect of an Event of Default

If an event of default as defined in an indenture or other governing instrument for debt securities issued under this prospectus, a declaration of acceleration may need to be made by the indenture trustee or a specified portion of the holders of the debt securities may need to be made before the principal and unpaid interest amount will become immediately due and payable. If an event of default results from bankruptcy, insolvency or other similar event or condition, the indenture or other governing instrument may provide for automatic acceleration of principal and interest without any declaration or other action on the part of the trustee or any holder of such debt securities. Any such provisions relating to the effect of an event of default shall be described in the applicable prospectus supplement.

Legal Proceedings and Enforcement of Right to Payment

If there is an indenture, holders of debt securities issued under this prospectus may not have any right to institute a proceeding in connection with the indenture or for any remedy under the indenture unless the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities make a joint written request for such action. Holders may also be required to offer reasonable security or indemnity to the trustee for liabilities arising therefrom. Even in such a case, however, holders of debt securities issued under this prospectus will still have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the recovery of that payment.

Modification and Waiver

Modification

We (and the indenture trustee, if there is an indenture) may modify and amend the indenture or other governing instrument for the debt securities issued under this prospectus with the consent of the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of the affected securities, as described in the applicable prospectus supplement. Typically, however, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	extend the stated maturity of the principal of, or any installment of interest on, any outstanding debt security;

•	reduce the principal amount of or the interest on or any premium payable upon the redemption of any outstanding debt security;

•	change the currency in which the principal amount of and premium, if any, or interest on any outstanding debt security is denominated or payable;

•	reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	impair holders’ right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date;

•	materially adversely affect the economic terms of any right to convert or exchange any outstanding debt security; or

•	reduce the percentage of the holders of outstanding debt securities necessary to modify or amend, or to waive compliance with, the indenture or other governing instrument or to waive certain defaults or consequences thereof; or

Waiver

We expect that the holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture.

Replacement of Securities

We will replace debt securities issued under this prospectus that have been mutilated at the expense of the holder upon surrender of the mutilated debt security, where applicable. We will replace debt securities that become destroyed, stolen, or lost at the expense of the holder upon receipt of satisfactory evidence of its destruction, loss, or theft, and we may require the holder of the debt security to provide reasonable security or indemnity before a replacement debt security will be issued.

Title

Title to any bearer debt securities and any related coupons will pass by delivery. We may treat the holder of any bearer debt security or related coupon and, prior to due presentment for registration of transfer, the registered owner of any registered debt security, as the absolute owner of that debt security for the purpose of making payment and for all other purposes, regardless of whether or not that debt security or coupon shall be overdue and notwithstanding any notice to the contrary.

Concerning the Trustees

If there is an indenture, we may from time to time maintain lines of credit, and have other customary banking relationships, with any trustee.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into ordinary shares or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the relevant prospectus supplement. The conversion or exchange may be mandatory, at a noteholder’s option, or at our option. The relevant prospectus supplement will describe the manner in which the shares of ordinary shares or other securities, property or assets a noteholder would receive would be issued or delivered.

DESCRIPTION OF WARRANTS

We may issue transferable options or warrants that entitle the holder to purchase our equity securities, including ordinary shares, preference shares or ADSs, or our debt securities on specified terms (such options or warrants are collectively referred to herein as “Warrants”). We may issue Warrants in one or more series and register the offer and sale of some or all of the Warrants under this prospectus. Warrants may be issued independently or together with our debt securities or ordinary shares and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific option agreement or warrant agreement (hereafter collectively referred to as the “Warrant Agreement”), which will be described in the applicable prospectus supplement accompanying this prospectus. We may enter into Warrant Agreements directly with the purchasers of the Warrants or the Warrant Agreement for a series or class of warrants may be between Samson and a bank or other institution as a Warrant Agent. You should refer to the provisions of the applicable Warrant Agreement, which will be filed with the SEC and described in the corresponding prospectus supplement in connection with any offering of Warrants, for the complete terms of any Warrant Agreement.

Warrants may not be evidenced by certificates but instead maintained only in book entry form. Unless otherwise specified in the prospectus supplement, the Warrants may be traded separately from the debt securities or ordinary shares, if any, with which the Warrants were issued. Until a Warrant is exercised, the holder of a Warrant does not have any of the rights of a holder of the underlying securities.

A prospectus supplement accompanying this prospectus relating to a particular series or class of Warrants will describe the terms of those Warrants, including:

•	the title and the aggregate number of Warrants;

•	the debt securities or ordinary shares for which each Warrant is exercisable;

•	the date or dates on which the right to exercise such Warrants commence and expire;

•	the price or prices at which such Warrants are exercisable;

•	the currency or currencies in which such Warrants are exercisable;

•	the periods during which and places at which such Warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the Warrant Agent, if any; and

•	the exchanges, if any, on which such Warrants may be listed.

You may exercise Warrants by payment of the exercise price in such currency or currencies as are specified in the Warrant, and giving your identity and the number of Warrants to be exercised. Once you pay and deliver the properly completed and executed notice of exercise Warrant, the underlying securities will be issued to you as soon as practicable. You may exercise less than all of the Warrants and retain all rights with respect to the remaining unexercised Warrants.

DESCRIPTION OF RIGHTS TO PURCHASE

We may issue rights to purchase ordinary shares, ADSs, preference shares or debt securities. We may issue these rights independently or together with any other offered security.

The applicable prospectus supplement will describe the specific terms of any subscription rights offering, including:

•	the title of the subscription rights;

•	the securities for which the subscription rights are exercisable;

•	the exercise price for the subscription rights;

•	the number of subscription rights issued;

•	the extent to which the subscription rights are transferable;

•	if applicable, a discussion of the material US federal or income tax considerations applicable to the issuance or exercise of the subscription rights;

•	if applicable, the record date to determine who is entitled to the subscription rights and the ex-rights date;

•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

•	the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting arrangement we enter into in connection with the offering; and

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Depending on the nature of the offering, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter(s) will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

DESCRIPTION OF GUARANTEES

We may issue guarantees from time to time for the benefit of holders of specified underlying securities and register those guarantees under this prospectus. We expect that such guarantees will include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

A guarantee will generally provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Guarantees may in some cases be unconditional and enforceable irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. We will not, however, waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

If we make payment pursuant to a guarantee registered under this prospectus, we will be subrogated to all rights of the holders of the applicable underlying securities in respect of any amounts paid by us except as otherwise stated in a prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings. Any offers and sales of debt securities by us may include related offers and sales of guarantees by one or more of our subsidiaries.

From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us or the selling shareholder may also purchase securities and re-offer them to the public by one or more of the methods described above.

Any person participating in the distribution of securities registered under this prospectus in the United States will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our equity securities by any such person. These restrictions may affect the marketability of our securities.

Certain persons participating in an offering of our securities in the United States may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.

We will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:

•	the name or names of underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds the issuer will receive from the sale;

•	any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any commissions paid to agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	underwritten offerings;

•	block transactions (which may involve crosses) and transactions on the NYSE MKT or any other exchange or organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and

•	any other method permitted pursuant to applicable law.

Dealers and agents participating in the distribution of securities offered by this prospectus in the United States may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.

We may also make direct sales through subscription rights distributed to our existing shareholders in the United States and elsewhere, including holders of our ADSs, on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.

If a dealer is used in the sale of the securities, the issuer or an underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers and agents may be entitled under agreements which may be entered into with the issuer to indemnification by the issuer against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by the issuer to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for the issuer, its subsidiaries or affiliates in the ordinary course of business.

In addition, the issuer may enter into derivative transactions with third parties, in which case the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or incorporated document and received by those parties in settlement of a derivative position.

LEGAL MATTERS

Squire Sanders (AU) has provided its opinion on the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2012 have been so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Estimates of historical oil and natural gas reserves and related information of the Company as of June 30, 2012 , June 30, 2011 and June 30, 2010 included and incorporated by reference herein are based upon engineering studies prepared by the Company and audited by Ryder Scott Company, L.P., independent petroleum engineers.

SAMSON OIL & GAS LIMITED

Up to 698,549,682 Ordinary Shares

Up to 34,927,484 American Depositary Shares representing Ordinary Shares

Up to 279,419,873 Warrants to purchase Ordinary Shares

Up to 279,419,873 Ordinary Shares issuable upon the exercise of Warrants

Up to 13,970,994 American Depositary Shares representing Ordinary Shares issuable upon the exercise of Warrants

PROSPECTUS SUPPLEMENT

, 2013

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.